                                                                EXHIBIT 10(a)(i)


                     AGREEMENT AND PLAN OF SHARE EXCHANGES



                          DATED AS OF OCTOBER 1, 1998



                                  BY AND AMONG

                       OFFSHORE TOOL & ENERGY CORPORATION
                             a Delaware corporation

                                      and

                        INTERNATIONAL TOOL & SUPPLY PLC
                             an English corporation

                                      and

                           AERO INTERNATIONAL, L.L.C.
                     a Louisiana limited liability company

                                      and

                              CERTAIN AERO HOLDERS
                                  named herein

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.................................................   1

 Section 1.1   Definitions..............................................   1

ARTICLE II - FORMATION OF HOLDING COMPANY...............................  10

 Section 2.1   Formation of Holding Company.............................  10
 Section 2.2   Engagement of Counsel, Accountants and Advisors..........  11

ARTICLE III - TRANSACTION EXPENSES......................................  13

 Section 3.1   Transaction Expenses and Transaction Expense Shares......  13
 Section 3.2   Accounting for Transaction Expenses......................  13
 Section 3.3   Reimbursement of Transaction Expenses....................  13

ARTICLE IV - CLOSING MATTERS; EFFECTIVE TIME AND RESCISSION.............  13

 Section 4.1   Closing..................................................  13
 Section 4.2   ITS Share Exchange.......................................  13
 Section 4.3   Aero Share Exchange......................................  14
 Section 4.4   Closing Deliveries.......................................  15

ARTICLE V - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES......  16

 Section 5.1   Conditions to the Obligations of Each of the Parties.....  16
 Section 5.2   Additional Conditions to the Obligations of ITS PLC......  17
 Section 5.3   Additional Conditions to the Obligations of Aero.........  17
 Section 5.4   Additional Conditions to the Obligations of the
                Holding Company.........................................  18
 Section 5.5   Additional Conditions to the Obligations of the
                Aero Holders............................................  19

ARTICLE VI - COVENANTS AND AGREEMENTS RELATING TO PRE-CLOSING PERIOD....  19

 Section 6.1   ITS Securities Holders Approvals.........................  19
 Section 6.2   Best Efforts.............................................  19
 Section 6.3   Corporate Status.........................................  19
 Section 6.4   Status of Limited Liability Company......................  20
 Section 6.5   Access to Information....................................  20
 Section 6.6   Conduct of Businesses of ITS PLC and the Constituent
                Companies...............................................  20
 Section 6.7   Delivery of Financial Statements.........................  22
 Section 6.8   Consents.................................................  22
 Section 6.9   Public Statements........................................  22
 Section 6.10  Update of Disclosure.....................................  22
 Section 6.11  Employee Benefit Contributions...........................  22
 Section 6.12  Lock-up; No Shopping, Solicitations or Competing
                Negotiations............................................  23
 Section 6.13  Compliance with Securities Act...........................  23

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF ITS PLC.................  23

 Section 7.1   Organization and Good Standing...........................  23
 Section 7.2   Capitalization of ITS PLC and the ITS Subsidiaries.......  25
 Section 7.3   Subsidiaries; Investments................................  28
 Section 7.4   Execution and Effect of Agreement........................  28
 Section 7.5   Restrictions.............................................  28
 Section 7.6   Consents.................................................  28
 Section 7.7   ITS Securities Holders Approvals.........................  28
 Section 7.8   ITS Financial Statements.................................  28
 Section 7.9   Holding Company..........................................  29
 Section 7.10  Debt.....................................................  29

 Section 7.11  Guarantees...............................................  29
 Section 7.12  No Undisclosed Liabilities...............................  29
 Section 7.13  Litigation...............................................  29
 Section 7.14  Properties; Absence of Encumbrances......................  30
 Section 7.15  Accounts Receivable......................................  30
 Section 7.16  Inventory................................................  30
 Section 7.17  Condition and Sufficiency of Assets......................  30
 Section 7.18  Intellectual Property....................................  31
 Section 7.19  Material Contracts.......................................  31
 Section 7.20  Employee Benefits and Employment Matters.................  32
 Section 7.21  Tax Matters..............................................  34
 Section 7.22  Environmental Matters....................................  35
 Section 7.23  Compliance with Laws.....................................  36
 Section 7.24  Licenses and Permits.....................................  36
 Section 7.25  Insurance................................................  36
 Section 7.26  Extraordinary Transactions...............................  36
 Section 7.27  Books and Records........................................  37
 Section 7.28  Broker and Finder Fees...................................  37
 Section 7.29  Adequate Disclosure......................................  37
 Section 7.30  No Adverse Change or Conditions..........................  37

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF AERO...................  37

 Section 8.1   Organization and Good Standing...........................  37
 Section 8.2   Capitalization of Aero...................................  38
 Section 8.3   Subsidiaries; Investments................................  38
 Section 8.4   Execution and Effect of Agreement........................  38
 Section 8.5   Restrictions.............................................  38
 Section 8.6   Consents.................................................  39
 Section 8.7   Aero Financial Statements................................  39
 Section 8.8   Debt.....................................................  39
 Section 8.9   Guarantees...............................................  39
 Section 8.10  No Undisclosed Liabilities...............................  39
 Section 8.11  Litigation...............................................  40
 Section 8.12  Properties; Absence of Encumbrances......................  40
 Section 8.13  Accounts Receivable......................................  40
 Section 8.14  Inventory................................................  40
 Section 8.15  Condition and Sufficiency of Assets......................  41
 Section 8.16  Intellectual Property....................................  41
 Section 8.17  Material Contracts.......................................  41
 Section 8.18  Employee Benefits and Employment Matters.................  42
 Section 8.19  Tax Matters..............................................  43
 Section 8.20  Environmental Matters....................................  45
 Section 8.21  Compliance with Laws.....................................  45
 Section 8.22  Licenses and Permits.....................................  46
 Section 8.23  Insurance................................................  46
 Section 8.24  Extraordinary Transactions...............................  46
 Section 8.25  Books and Records........................................  46
 Section 8.26  Broker and Finder Fees...................................  47
 Section 8.27  Adequate Disclosure......................................  47
 Section 8.28  No Adverse Change or Conditions..........................  47

ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY......  47

 Section 9.1   Organization and Good Standing...........................  47
 Section 9.2   Authorized Capital Stock.................................  47

 Section 9.3   Subsidiaries; Investments................................  48
 Section 9.4   Execution and Effect of Agreement........................  48
 Section 9.5   Restrictions.............................................  48
 Section 9.6   Consents.................................................  49
 Section 9.7   Litigation...............................................  49
 Section 9.8   Loans....................................................  49
 Section 9.9   Broker and Finder Fees...................................  49
 Section 9.10  Adequate Disclosure......................................  49
 Section 9.11  Business of the Holding Company..........................  49

ARTICLE X - REPRESENTATIONS AND WARRANTIES OF EACH AERO HOLDER..........  50

 Section 10.1  Ownership and Status of Member Interests.................  50
 Section 10.2  Execution and Effect of Agreement........................  50
 Section 10.3  Restrictions.............................................  50
 Section 10.4  Consents.................................................  50
 Section 10.5  Litigation...............................................  50
 Section 10.6  Broker and Finder Fees...................................  51
 Section 10.7  Adequate Disclosure......................................  51
 Section 10.8  Investment Intent........................................  51
 Section 10.9  Accredited Investor......................................  51

ARTICLE XI - TERMINATION OF AGREEMENT...................................  51

 Section 11.1  Termination..............................................  51
 Section 11.2  Effects of Termination of Agreement......................  52
 Section 11.3. Liability of ITS PLC Following Transfer of Assets........  52

ARTICLE XII - OTHER COVENANTS AND AGREEMENTS OF THE PARTIES.............  52

 Section 12.1  Confidentiality..........................................  52
 Section 12.2  Maintenance of Indemnity Provisions in Charters and
                Operating Agreements....................................  53
 Section 12.3  Limited Liability Company Tax Matters....................  53

ARTICLE XIII - MISCELLANEOUS............................................  54

 Section 13.1  Entire Agreement.........................................  54
 Section 13.2  Amendment and Waiver.....................................  54
 Section 13.3  Binding Agreement and Successors.........................  54
 Section 13.4  Assignment...............................................  54
 Section 13.5  No Third Party Beneficiaries.............................  54
 Section 13.6  Closing Committee........................................  54
 Section 13.7  Aero Holders Representative..............................  55
 Section 13.8  Survival.................................................  55
 Section 13.9  Effect of Due Diligence..................................  55
 Section 13.10 Notices..................................................  55
 Section 13.11 Further Assurances.......................................  56
 Section 13.12 Articles and Section Headings............................  56
 Section 13.13 Governing Law............................................  56
 Section 13.14 Construction.............................................  56
 Section 13.15 Counterparts.............................................  56
 Section 13.16 Time of the Essence......................................  56
 Section 13.17 Enforcement of the Agreement.............................  56
 Section 13.18 Severability.............................................  57

SCHEDULES

  Schedule 1.1     Aero Employees
  Schedule 4.3.2   Aero Exchange Consideration
  Schedule 6.6(g)  Payments of Debt
  Schedule 6.6(i)  Dividends
  Schedule 6.6(j)  Asset Sales
  Schedule 6.6(k)  Material Contracts
  Schedule 10.1    Aero Membership Interests

EXHIBITS
  Exhibit A        Certificate of Incorporation of the Holding Company
  Exhibit B        Form of Bylaws of the Holding Company
  Exhibit C        Form Series A Subordinated Debenture Indenture
  Exhibit D        Form of Series B Junior Subordinated Note Agreement
  Exhibit E        Form of Series A Increasing Warrants
  Exhibit F        Form of Series B Warrants
  Exhibit G        Form of Aero Exchange Notes
  Exhibit H        Forms of Employment Agreements
  Exhibit I        Form of Registration Rights Agreement
  Exhibit J        Form of Indemnity Agreements
  Exhibit K        Form of Section 110 Agreement
  Exhibit L        Irrevocable Undertakings
  Exhibit M(1)     Form of First EGM Proposals
  Exhibit M(2)     Form of Second EGM Proposals
  Exhibit M(3)     Form of ITS Warrantholders Meeting Proposals
  Exhibit N        Form of ITS PLC Officer's Certificate
  Exhibit O        Form of ITS PLC Secretary's Certificate
  Exhibit P        Form of Holding Company Officer's Certificate
  Exhibit Q        Form of Aero Officer's Certificate
  Exhibit R        Form of Aero Holder's Certificate
  Exhibit S        Series A Subordinated Debenture Subscription Agreements
  Exhibit T        Forms of Closing Legal Opinions
  Exhibit U        Form of Deed of Undertaking and Indemnity
  Exhibit V        Form of Stock Incentive Plan
  Exhibit W        Form of U.S. Person Certificate
  Exhibit X        Form of Non-U.S. Person Certificate

                     AGREEMENT AND PLAN OF SHARE EXCHANGES

  THIS AGREEMENT AND PLAN OF SHARE EXCHANGES (together with the Schedules and Exhibits hereto, hereinafter referred to as this "Agreement") is made and entered into as of the 1st day of October, 1998, by and among OFFSHORE TOOL & ENERGY CORPORATION, a Delaware corporation (the "Holding Company"), INTERNATIONAL TOOL AND SUPPLY PLC, an English corporation ("ITS PLC"), AERO INTERNATIONAL, L.L.C., a Louisiana limited liability company ("Aero"), and the persons and entities listed on the signature page hereof under the caption "AERO HOLDERS" (collectively, the "Aero Holders", and each of such persons, individually, an "Aero Holder"). Certain capitalized terms used herein without definition shall have the meanings given to such terms in Article I.


                             EXPLANATORY STATEMENT:

  1. ITS PLC is the holder of all of the issued and outstanding capital stock of
(a) ITS Investments Inc., a Texas corporation ("ITS Investments"), which is the holder, directly and indirectly, of all the issued and outstanding capital stock of New London Acquisition Company, a Delaware corporation, New London (WSI) Inc., a Delaware corporation, New London Oil Inc., a Delaware corporation, ITS
(US) Holdings, Inc., a Delaware corporation, ITS Supply & Logistics Inc., a Delaware corporation, ITS Drilling Services Inc., a Delaware corporation, ITS Environmental Services Inc., a Delaware corporation, ITS Engineered Systems Inc., a Delaware corporation, and ITS Water Technologies Inc., a Delaware corporation (the "ITS Investments Subsidiaries") and (b) ITS Holdings Limited, an English corporation ("ITS UK"), which is the holder, directly and indirectly, of all the issued and outstanding capital stock of ITS Drilling Services Limited, an English corporation, International Tool & Supply Nigeria Limited, a Nigerian corporation, ITS Engineered Systems (Venezuela) S.A. and ITS Drilling Services Pte Limited, a Singapore corporation, (the "ITS UK Subsidiaries"); which companies are engaged in the businesses of designing and manufacturing engineered systems for enhanced oil recovery and water treatment systems and providing marketing and service for a select range of drilling products, including mud recovery systems, mixing systems and trash compactors, and providing incineration services.

  2. Aero is engaged in the business of constructing and repairing offshore cranes and manufacturing equipment and spare and component parts for the oil and gas, dredging, marine and mining industries.

  3. The Aero Holders own all of the outstanding limited liability company common member interests in Aero.

  4. Each of the parties hereto believes that it would be in their respective best interests to combine the ownership of their respective businesses in the manner provided for herein.

  NOW, THEREFORE, this Agreement witnesseth that, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

Section 1.1  DEFINITIONS.

  The following terms, whenever used in capitalized form in this Agreement, shall have the following meanings:

  "Accredited Investor" shall have the meaning assigned in Rule 501 of Regulation D of the Commission under the Securities Act.

  "Advisor" shall mean Jefferies & Company, Inc.

  "Aero" shall mean Aero International, L.L.C., a Louisiana limited liability company.

  "Aero Balance Sheet" shall mean the unaudited consolidated balance sheet of Aero at July 31, 1998, included in the Aero Financial Statements.

  "Aero Class B Preferred Membership Units" shall mean the $12,000,000 par amount of outstanding units of limited liability company preferred membership interests in Aero held by the Aero Preferred Holders.

  "Aero Common Holders" shall mean IPC Industries, Inc., an Alabama corporation, Byron A. Adams, Jr., Thomas W. Pritchard and W. Steven McKenzie, collectively; and "Aero Common Holder" shall mean a Person who is one of the Aero Common Holders, individually.

  "Aero Common Membership Units" shall mean the 2,000,000 outstanding units of limited liability company common membership interests in Aero held by the Aero Common Members.

  "Aero Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by Aero to ITS PLC and to the Holding Company in connection with the representations and warranties made by Aero in this Agreement.

  "Aero Employees" shall mean those Persons listed on Schedule 1.1 who shall enter into Employment Agreements with the Holding Company at the Closing; and "Aero Employee" shall mean a Person who is one of the Aero Employees, individually.

  "Aero Exchange Consideration" shall have the meaning assigned in
Section 4.3.1.

  "Aero Exchange Notes" shall mean the promissory notes of the Holding Company in the aggregate amount of $1,000,000 and in substantially the form of Exhibit G.

  "Aero Exchange Shares" shall mean the 29,500,000 shares of Common Stock to be issued to the Aero Holders in the Aero Share Exchange.

  "Aero Financial Statements" shall have the meaning assigned in Section 8.7.

  "Aero Holder's Certificate" shall mean the certificate in substantially the form of Exhibit R to be delivered by each Aero Holder at the Closing respecting the accuracy of such Aero Holder's representations and warranties and compliance with such Aero Holder's covenants.

  "Aero Holders" shall mean the Aero Common Holders and the Aero Preferred Holders, collectively; and "Aero Holder" shall mean a Person who is one of the Aero Holders, individually.

  "Aero Holders Representative" shall have the meaning assigned in Section 13.7.

  "Aero Officer's Certificate" shall mean the certificate in substantially the form of Exhibit Q to be delivered by Aero at the Closing respecting the accuracy of Aero's representations and warranties and compliance with Aero's covenants.

  "Aero Preferred Holders" shall mean IPC Industries, Inc., an Alabama corporation, and Mobile Pulley Marine Services, Inc., an Alabama corporation, collectively; and "Aero Preferred Holder" shall mean a Person who is one of the Aero Preferred Holders, individually.

  "Aero Property" shall have the meaning assigned in Section 8.20.1.

  "Aero Share Exchange" shall mean the transactions contemplated by Section 4.3.

  "AIM" shall mean the Alternative Investment Market of the London Stock
Exchange.

  "AIM Application" shall mean the application of the Holding Company to have the Common Stock admitted to trading on the AIM.

  "Ancillary Agreements" shall mean the Section 110 Agreement, the Registration Rights Agreement, the Indemnity Agreements, the Deed of Undertaking and Indemnity and the Employment Agreements, collectively.

  "Applicable Laws" shall mean any law, statute, ordinance, code, rule, regulation, standard, ruling, decree, judgment, award, order or other requirement of any Governmental Authority that is applicable to a Constituent Company.

  "Benefit Arrangements" shall mean all life and health benefits, hospitalization, savings, bonus, deferred compensation, incentive compensation, severance pay, disability, sick pay, vacation pay, stock option, award or similar plans, and fringe benefit plans, individual employment and severance contracts and other policies and practices, whether written or oral, providing employee or executive compensation or benefits to Employees of a Constituent Company or their dependents, other than an Employee Benefit Plan.

  "Breach" shall mean in reference to this Agreement any inaccuracy in or breach of, or any failure to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement by any party hereto.

  "Closing" shall mean the consummation of the transactions contemplated by this Agreement, effective as of the Effective Time.

  "Closing Committee" shall mean the committee comprised of the individuals named in Section 13.6.

  "Closing Date" shall mean the date on which the Closing actually shall occur pursuant to this Agreement.

  "Closing Deliveries" shall mean the deliveries required to be made by the parties at the Closing as provided in Articles IV and V and Section 9.9.

  "Closing Investors" shall mean those Persons who have executed the Series A Subordinated Debenture Subscription Agreements.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commission" shall mean the United States Securities and Exchange Commission.

  "Common Stock" shall mean the common stock, $0.01 par value, of the Holding Company.

  "Constituent Companies" shall mean and refer to the ITS Subsidiaries and to Aero, collectively; and "Constituent Company" shall mean an entity which is one of such Constituent Companies, individually.

  "Contributing Parties" or "Contributing Party" shall refer only to Aero and ITS PLC.

  "Conversion Shares" shall have the meaning assigned in Section 9.2.

  "Debt" shall mean without duplication (in each case whether such obligation is with full or limited recourse), (i) any and all obligations for borrowed money,
(ii) any and all obligations in respect of the deferred purchase price for any real or personal property or services, (iii) any and all obligations in respect of any capital lease, (iv) any and all amounts in respect of which a Person may be liable, contingently or otherwise, under any guarantees of Debt of another Person, and (v) any items required to be reported as short-term or long-term debt on the balance sheet of a Person in accordance with GAAP.

  "Deed of Undertaking and Indemnity" shall mean the agreement in substantially the form of Exhibit U to be entered into by and among ITS PLC, the Holding Company and the Liquidators prior to the Closing.

  "DOL" shall mean the United States Department of Labor.

  "Effective Time" shall mean the time and date that the Common Stock is admitted to trading on the AIM.

  "Employee Benefit Plan" shall mean each "employee benefit plan," as defined in
Section 3(3) of ERISA, maintained or contributed to by any of the Constituent Companies or any of their respective Subsidiaries or any of its ERISA Affiliates, but excluding Multiemployer Plans.

  "Employees" or "Employee" shall mean and refer to the current employees, former employees and retired employees of a Constituent Company.

  "Employment Agreements" shall mean the Employment Agreements in substantially the forms attached collectively as Exhibit H, which will be entered into at the Closing by, on the one hand, the Holding Company, and on the other hand, by each of the Aero Employees.

  "Encumbrance" shall mean any interest of any Person, including, without limitation, any right to acquire, option, right of preemption, or any mortgage, lease, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, claim, covenant, condition, easement or any other security agreement or arrangement or any restriction of any kind or character.

  "Environmental Laws" shall mean any law, statute, regulation, rule, order, consent, decree, or governmental requirement that relates to or otherwise imposes liability or standards of conduct concerning Hazardous Materials or discharges or releases of any Hazardous Materials into air, water or land, including (but not limited to) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1978, as amended; the Clean Water Act, the Clean Air Act, or any other similar federal, state or local statutes.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall mean any Person that is treated as a single employer with the Person in question under Section 414(b), (c), (m) or (o) of the Code.

  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended and in effect from time to time, and the rules and regulations of the Commission adopted or promulgated thereunder.

  "Final Tax Amount" shall have the meaning assigned in Section 12.3.3.

  "First EGM" shall mean the First Extraordinary General Meeting of the ITS Stockholders to be called, noticed and convened by ITS PLC (and any adjournment thereof) in accordance with Section 6.1.

  "First EGM Proposals" shall mean the proposals to be submitted to the ITS Stockholders by ITS PLC at the First EGM pursuant to Section 6.1 in substantially the form of Exhibit M(1).

  "GAAP" shall mean generally accepted accounting principles in effect in the United States as of the date of this Agreement.

  "Governmental Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

  "Guarantees" shall mean any obligations, contingent or otherwise, of a Person in respect of any Debt, obligation or liability of another Person, including but not limited to direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Debt, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

  "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (c) any "hazardous material" as defined by the Hazardous Materials Transportation Act, as amended from time to time, and regulations promulgated thereunder; and shall include without limitation, asbestos, PCBs, petroleum products, and urea-formaldehyde (in situations where considered hazardous or toxic).

  "Holding Company" shall mean Offshore Tool & Energy Corporation, a Delaware corporation.

  "Holding Company Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by the Holding Company to each of the other parties hereto in connection with the representations and warranties made by the Holding Company in this Agreement.

  "Holding Company Officer's Certificate" shall mean the certificate in substantially the form of Exhibit P to be delivered by the Holding Company at the Closing respecting the accuracy of the Holding Company's representations and warranties and compliance with its covenants.

  "Incentive Shares" shall have the meaning assigned in Section 9.2.

  "Income Taxes" shall mean any income, gross receipts, gains, net worth, surplus, franchise or withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority.

  "Indemnity Agreements" shall mean the Indemnity Agreements in substantially the form of Exhibit J to be entered into and delivered at the Closing by the Holding Company and each of the Initial Directors.

  "Initial Directors" shall have the meaning assigned in Section 2.1.4.

  "Intellectual Property" shall mean all patents, patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, trade secrets, software and computer programs, know-how, inventions, processes and procedures.

  "Interim Tax Amount" shall have the meaning assigned in Section 12.3.2.

  "Interim Tax Distributions" shall have the meaning assigned in Section 12.3.2.

  "Irrevocable Undertakings" shall mean the letters received by ITS PLC on or prior to the date of this Agreement and attached collectively as Exhibit L pursuant to which the Persons signing such Irrevocable Undertakings have agreed to vote all ITS Ordinary Shares and, where applicable, ITS Warrants held of record by each such Person in favor of the ITS Securities Holders Proposals.

  "IRS" shall mean the United States Internal Revenue Service.

  "ITS Accounts Receivable" shall have the meaning assigned in Section 7.14.

  "ITS Balance Sheet" shall mean the unaudited consolidated balance sheet of ITS PLC at July 31, 1998 included in the ITS Financial Statements.

  "ITS Exchange Shares" shall mean the 20,500,000 shares of Common Stock to be issued to the ITS Securities Holders in the ITS Share Exchange.

  "ITS Financial Statements" shall have the meaning assigned in Section 7.8.

  "ITS Group" shall mean ITS PLC and the ITS Subsidiaries.

  "ITS Investments" shall mean ITS Investments, Inc., a Texas corporation, and a wholly-owned subsidiary of ITS PLC.

  "ITS Investments Subsidiaries" shall mean the Subsidiaries of ITS Investments, including the Subsidiaries named in paragraph 1 of the Explanatory Statement of this Agreement.

  "ITS Ordinary Shares" shall mean the ordinary shares, nominal value of 5 pence per share, of ITS PLC.

  "ITS PLC" shall mean International Tool and Supply plc, an English corporation.

  "ITS PLC Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by ITS PLC to each of the other parties hereto in connection with the representations and warranties made by ITS PLC in this Agreement.

  "ITS PLC Officer's Certificate" shall mean the certificate in substantially the form of Exhibit N to be delivered by ITS PLC at the Closing respecting the accuracy of the representations and warranties of ITS PLC and compliance with its covenants.

  "ITS PLC Secretary's Certificate" shall mean the certificate in substantially the form of Exhibit O to be delivered by ITS PLC at the Closing respecting the adoption of the ITS Securities Holders Proposals.

  "ITS Property" shall have the meaning assigned in Section 7.22.4.

  "ITS Securities Holder Certificate" shall mean the certificate required to be given by each ITS Securities Holder as a condition to the receipt of the ITS Exchange Shares as provided in Section 4.1.2.

  "ITS Securities Holders" shall mean the ITS Stockholders and the ITS Warrantholders, collectively.

  "ITS Securities Holders Approvals" shall mean, collectively, the approval by the ITS Stockholders of the First EGM Proposals and the Second EGM Proposals, and the approval by the ITS Warrantholders of the ITS Warrantholders Proposals.

  "ITS Securities Holders Approval Date" shall mean the date the ITS Stockholders approve the Second EGM Proposals.

  "ITS Securities Holders Circular" shall mean the informational circular distributed to the ITS Securities Holders along with the notices of the First EGM, the Second EGM and the ITS Warrantholders Meeting, respectively.

  "ITS Securities Holders Proposals" shall mean the First EGM Proposals, the Second EGM Proposals and the ITS Warrantholders Proposals, collectively.

  "ITS Share Exchange" shall mean the transactions contemplated by Section 4.2.

  "ITS Stockholders" shall mean the holders of record of the ITS Ordinary
Shares.

  "ITS Subsidiaries" shall mean the Subsidiaries of ITS, including ITS Investments and the ITS Investments Subsidiaries, and ITS UK and the ITS UK Subsidiaries, collectively; and "ITS Subsidiary" shall mean an entity which is one of the ITS Subsidiaries, individually.

  "ITS UK" shall mean ITS Holdings Limited, an English corporation and a wholly-owned subsidiary of ITS PLC.

  "ITS UK Subsidiaries" shall mean the Subsidiaries of ITS UK, including the Subsidiaries named in paragraph 1 of the Explanatory Statement of this Agreement.

  "ITS Warrants" shall mean the outstanding warrants to subscribe for ITS Ordinary Shares.

  "ITS Warrantholders" shall mean the holders of record of the ITS Warrants.

  "ITS Warrantholders Meeting" shall mean the meeting of the ITS Warrantholders to be called, noticed and convened by ITS PLC (and any adjournment thereof) in accordance with Section 6.1.

  "ITS Warrantholders Proposals" shall mean the proposals to be submitted to the ITS Warrantholders by ITS PLC at the ITS Warrantholders Meeting pursuant to
Section 6.1 in substantially the form of Exhibit M(3).

  "Liquidators" shall mean the proposed liquidators of ITS PLC named in the
Section 110 Agreement.

  "Material Adverse Effect" shall mean a material adverse change in the business, assets, rights, properties, liabilities, financial condition or prospects of a Person.

  "Material Contracts" shall mean those contracts, agreements, commitments or understandings required to be disclosed by a party in its Disclosure Letter pursuant to this Agreement.

  "Multiemployer Plan" shall mean a plan described in Sections 3(37) and 4001(a)(3) of ERISA to which any of the Constituent Companies or any of their respective Subsidiaries has an obligation to contribute.

  "Non-Majority Subsidiary" as it relates to any Person, shall mean a corporation, limited liability company, partnership, joint venture or other Person 20% or more and 50% or less of the outstanding equity interests of which is owned directly or indirectly by such Person.

  "Non-U.S. Person" shall mean a Person who is not a U.S. Person; and "Non-U.S. Persons" means all such Persons, collectively.

  "Non-U.S. Person Certificate" means the certificate in the form of Exhibit X required to be completed, signed and delivered to ITS PLC or its agent by Non-U.S. Persons as a condition to the delivery of certificates for ITS Exchange Shares.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

  "Pension Plan" shall mean any Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

  "Permits" shall mean all governmental consents, certificates, approvals, licenses, permits or other authorizations for the operation of a business.

  "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, limited liability partnership, trust, government or any agency or political subdivision thereof, or any other entity.

  "Record Date" shall have the meaning assigned in the ITS Securities Holders Circular.

  "Registration Rights Agreement" shall mean the Registration Rights Agreement in substantially the form of Exhibit I to be entered into and delivered at the Closing by the Holding Company and the Aero Holders.

  "Rescission Date" shall have the meaning assigned in Section 11.3.

  "Second EGM" shall mean the Second General Meeting of the ITS Stockholders to be called, noticed and convened by ITS PLC (and any adjournment thereof) in accordance with Section 6.1.

  "Second EGM Proposals" shall mean the proposals to be submitted to the ITS Stockholders by ITS PLC at the Second EGM pursuant to Section 6.1 in substantially the form of Exhibit M(2).

  "Section 110 Agreement" shall mean an agreement to be entered into by ITS PLC, the Liquidators and the Holding Company in substantially the form of Exhibit K to give effect to the ITS Share Exchange and the Section 110 Scheme as contemplated by this Agreement.

  "Section 110 Scheme" shall mean the scheme and arrangement of reconstruction of ITS PLC by means of a transfer of all of its assets (subject to its liabilities) to the Holding Company and a voluntary winding-up of ITS PLC under
Section 110 of the Insolvency Act of 1986.

  "Securities Act" shall mean the United States Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations of the Commission adopted or promulgated thereunder.

  "Series A Subordinated Debenture Indenture" shall mean the Indenture for the Series A Subordinated Debentures in substantially the form of Exhibit C.

  "Series A Subordinated Debentures" shall mean the $12,000,000 principal amount of Series A Subordinated Debentures of the Holding Company in substantially the form included in Article II of the Series A Subordinated Debenture Indenture, and which shall be issued with the Series A Increasing Warrants to the Aero Preferred Holders and the Closing Investors at the Closing.

  "Series A Subordinated Debenture Subscription Agreements" shall mean the agreements to purchase $6,500,000 principal amount of Series A Subordinated Debentures received by the Holding Company from the Closing Investors on or prior to the date of this Agreement and attached collectively as Exhibit S.

  "Series A Increasing Warrants" shall mean the 5,000,000 initial issuance Series A Increasing Warrants of the Holding Company in substantially the form of Exhibit E, and which shall be issued at the Closing with the Series A Subordinated Debentures.

  "Series B Junior Subordinated Note Agreement" shall mean the Note Agreement for the Series B Junior Subordinated Notes in substantially the form of Exhibit D.

  "Series B Junior Subordinated Notes" shall mean the $4,000,000 principal amount of Series B Junior Subordinated Notes of the Company in substantially the form included in the Series B Junior Subordinated Note Agreement, and which shall be issued to the Aero Common Holders at the Closing.

  "Series B Warrants" shall mean the 3,000,000 Series B Warrants of the Holding Company which shall have substantially the terms set forth in Exhibit F, and which shall be issued at the Closing to the Advisor as set forth in Section 9.9.

  "Stock Incentive Plan" shall mean the Offshore Tool & Energy Corporation Stock Incentive Plan in substantially the form of Exhibit V that shall be adopted by the sole shareholder of the Holding Company prior to the Closing as provided in
Section 2.1.6.

  "Stub Year" shall have the meaning assigned in Section 10.4.2.

  "Subsidiary" as it relates to any Person, shall mean a corporation, limited liability company, partnership, joint venture or other Person more than 50% of the outstanding equity interests of which is owned directly or indirectly by such Person.

  "Tax Authority" shall mean a foreign or United States federal, state, or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

  "Tax Returns" shall mean all returns (including information returns and amended returns), declarations, reports, claims for refunds, estimates and statements regarding Taxes, required to be filed under Applicable Laws.

  "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, windfall profit, alternative or add on minimum, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

  "Termination Date" shall mean the 14th day after the date of the Second EGM, unless such date is extended by the written consent of all the parties to this Agreement.

  "Transaction Expense Accounting" shall mean a statement prepared by Arthur Andersen L.L.P. ("Arthur Andersen"), or such other public accounting firm that shall be mutually agreed upon by the Contributing Parties, which shall, based solely on information provided to Arthur Andersen or such other accounting firm by the Contributing Parties and the Holding Company, (a) set forth the total Transactional Expenses incurred and the total Transactional Expenses paid by each of the Contributing Parties and the Holding Company, and (b) calculate the amount that should be paid by each of the Contributing Parties or either of them to the Holding Company and/or the other Contributing Party in order to (i) provide sufficient funds to the Holding Company to pay all outstanding Transaction Expenses and (ii) to effect the payment by each Contributing Party, or by one of the Contributing Parties, as the case may be, of the Transaction Exchange Share of such Contributing Party as determined under Section 3.1.

  "Transaction Expenses" shall mean expenses comprised of fees and expenses of certain third party providers of services incurred through the Closing Date, as provided in Section 3.1.

  "Transaction Expenses Shares" shall have the meaning assigned in Section 3.1.

  "U.S. Person" shall mean (i) a "U.S. person" as that term is defined in Regulation S of the Commission under the Securities Act, and (ii) any Person who is located in the United States; and "U.S. Persons" means all such Persons, collectively.

  "U.S. Person Certificate" means the certificate in the form of Exhibit W pursuant to which any signing U.S. Person shall certify that he, she or it is an Accredited Investor and which shall be completed, signed and delivered to ITS PLC or its agent by such U.S. Person as a condition to the receipt of certificates for ITS Exchange Shares.

  "Warrant Shares" shall have the meaning assigned in Section 9.2.

                                   ARTICLE II
                          FORMATION OF HOLDING COMPANY

Section 2.1  FORMATION OF HOLDING COMPANY.

     2.1.1 The Holding Company. Each of the parties to this Agreement hereby confirms and ratifies its authorization and approval of the formation by Aero, on behalf of ITS PLC and Aero, of Offshore Tools & Energy Corporation, a Delaware corporation (the "Holding Company"). Prior to the Closing, Aero will capitalize the Holding Company initially by contributing the amount of $1,000, for which Aero will receive in exchange 100 shares of common stock, $.01 par value ("Common Stock"), of the Holding Company, as the nominee of Aero and ITS PLC. All of the shares of Common Stock issued to Aero pursuant to the initial capitalization of the Holding Company shall be redeemed by the Holding Company effective as of the Effective Time.

     2.1.2 Charter and Bylaws. At the Closing, the Certificate of Incorporation of the Holding Company shall be substantially in the form attached as Exhibit A and the Bylaws of the Holding Company shall be substantially in the form attached as Exhibit B.

     2.1.3 Initial Officers. The initial officers of the Holding Company shall be the following persons, each of whom shall hold the offices and have the titles indicated opposite their respective names effective as of the date of this Agreement, and shall serve in such capacities until his or her respective successor shall have been duly elected by the Board of Directors and qualified:

NAME                              OFFICES AND TITLES
----                              ------------------

Clifton C. Inge, Jr.              Chief Executive Officer
McGowin I. Patrick, Jr.           President and Chief Operating Officer
Byron A. Adams, Jr.               Executive Vice President, Business Development
W. Steven McKenzie                Executive Vice President, Operations
William L. Wann, Jr.              Secretary
Greg O'Brien                      Treasurer

     Notwithstanding anything contained in the Certificate of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the persons named herein to serve as an initial officer of the Holding Company shall be removed from any such office prior to Closing, except with the written consent of each of the parties to this Agreement.

     2.1.4 Initial Directors. The Board of Directors of the Holding Company consists of five Initial Directors named below in this Section 2.1.4. ITS PLC has designated two Initial Directors and Aero has designated three Initial Directors. It is contemplated by ITS PLC and Aero that prior to or following the Closing, the Board of Directors shall enlarge the number of directors to seven, and shall elect two additional directors, both of whom shall be "Non-Employee Directors" as that term is defined in Rule 16b-3 of the Commission under the Exchange Act. Such additional directors shall be elected only upon the unanimous vote or consent of all the directors of the Holding Company, and shall be Initial Directors of the Company. Each of the Initial Directors shall serve in such capacity until the expiration of his term as provided in the Certificate of Incorporation of the Holding Company, and until his respective successor shall have been duly elected and qualified.

  NAME                                          DESIGNATING PARTY
  ----                                          -----------------

  The Honorable Robert A. Rayne                 ITS PLC
  Bernard Duroc-Danner                          ITS PLC
  McGowin I. Patrick, Jr.                       Aero
  Clifton C. Inge, Jr.                          Aero
  Byron A. Adams, Jr.                           Aero

Notwithstanding anything contained in the Certificate of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the Initial Directors of the Holding Company shall be removed as a director prior to Closing, except with the written consent of the party which originally designated such person as a director of the Holding Company. In the event that an Initial Director dies or resigns prior to Closing, the party or parties which originally designated such person as a director of the Holding Company shall have the right to designate his successor.

     2.1.5 Committees of the Board. There shall initially be at least two committees of the Board of Directors of the Holding Company; namely, an Audit Committee and a Compensation Committee. Messrs. Rayne and Duroc-Danner shall be the initial members of the Audit Committee and Mr. Duroc-Danner and another Non-Employee Director shall be the initial members of the Compensation Committee. Each of such committees shall have all of the powers of the Board of Directors delegated to such committee pursuant to the Bylaws of the Holding Company. Notwithstanding anything contained in the Certificate of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the persons named herein to serve as an initial member of either of such committees shall be removed by the Board of Directors as a member of such committee prior to Closing, except with the prior written consent of the party which originally designated such person as a director of the Holding Company.

     2.1.6 Stock Incentive Plan. The parties hereby consent to the approval and adoption of the Stock Incentive Plan by Aero, in its capacity as the sole shareholder of the Holding Company prior to the Closing.

     2.1.7 Closing Authority. The Holding Company shall not be authorized to waive any condition to Closing set forth herein or any other material provision of this Agreement without the prior unanimous affirmative vote or written consent of the Closing Committee.


Section 2.2  ENGAGEMENT OF COUNSEL, ACCOUNTANTS AND ADVISORS.

     2.2.1 Engagement of U.S. Holding Company Counsel. Each of the parties hereby agrees and consents to, and ratifies, the prior engagement by Aero, on behalf of the Holding Company, of the law firm of Adams and Reese, L.L.P., a Louisiana limited liability partnership ("Adams and Reese"), as counsel to the Holding Company in connection with the negotiation and preparation of this Agreement, documents relating to matters under the jurisdiction of the Securities and Exchange Commission, AIM Application, the Section 110 Agreement and related matters, and agrees that the fees of and the expenses incurred by Adams and Reese in rendering services for the Holding Company pursuant to the engagement letter between the Holding Company and Adams and Reese shall be deemed to be part of the Transaction Expenses. Each of the parties hereto (other than Aero) hereby acknowledges that it understands that (a) Adams and Reese has represented Aero as its principal outside legal counsel, (b) Adams and Reese has represented, and will continue to represent, Aero in connection with the negotiations relating to this Agreement and (c) Adams and Reese also will be representing the Holding Company in connection with negotiations relating to this Agreement. Each such party acknowledges that it has been advised by Adams and Reese and their respective legal counsel that there may be potential conflicts of interest as a result of such dual representation by Adams and Reese. Aero further acknowledges that it has been advised by Adams and Reese that in the event of a conflict between Aero and the Holding Company, Adam and Reese's representation of the Holding Company in connection with these transactions may limit the protections that normally would be afforded to Aero by the attorney/client privilege doctrine as it relates to communications between Aero and Adams and Reese relating to these matters and that Adams and Reese may be required to disclose to the other parties to this Agreement certain otherwise confidential communications between Aero and Adams and Reese. The parties to this Agreement also understand and agree that in the event that any dispute or controversy should arise by and between or by and among any of the parties to this Agreement (including disputes between Aero and the Holding Company), Adams and Reese will continue to represent Aero and its interests in connection with such dispute or controversy, and, in the event such dispute is between Aero and the Holding Company, Adams and Reese will withdraw from its representation of the Holding Company. Nevertheless, despite having been advised as to these matters, each of the parties hereto, in the interest of cost-savings and efficiency, consents to the dual representation by Adams and Reese of the Holding Company and Aero. Adams and Reese may rely on the acknowledgments, agreements and consents of the parties pursuant to this Section 2.2.1.

     2.2.2 Engagement of English Holding Company Counsel. Each of the parties hereby agrees, consents to and ratifies the prior engagement by ITS PLC, on behalf of the Holding Company, of the law firm of Lovell White Durrant ("Lovell White"), London, England, as counsel to the Holding Company in connection with the AIM Application, the Section 110 Agreement and related matters, and agrees that the fees of and expenses incurred by Lovell White in rendering services for the Holding Company pursuant to the engagement letter between the Holding Company and Lovell White shall be deemed part of the Transaction Expenses. Each of the parties hereto (other than ITS PLC) hereby acknowledges that it understands that (a) Lovell White has represented ITS PLC as its principal outside legal counsel, (b) Lovell White has represented, and will continue to represent ITS PLC in connection with the negotiations relating to this Agreement and (c) Lovell White will be representing ITS PLC in connection with negotiations relating to this Agreement. Each such party acknowledges that it has been advised by Lovell White and their respective legal counsel that there may be potential conflicts of interest as a result of such dual representation by Lovell White. ITS PLC further acknowledges that it has been advised by Lovell White that in the event of a conflict between ITS PLC and the Holding Company, Lovell White's representation of the Holding Company in connection with these transactions may limit the protections that normally would be afforded to ITS PLC by the attorney/client privilege doctrine as it relates to communications between ITS PLC and Lovell White relating to these matters, and that Lovell White may be required to disclose to the other parties to this Agreement certain otherwise confidential communications between ITS PLC and Lovell White. The parties to this Agreement also understand and agree that in the event that any dispute or controversy should arise by and between or by and among any of the parties to this Agreement (including disputes between ITS PLC and the Holding Company) Lovell White will continue to represent ITS PLC and its interests in connection with such dispute or controversy, and, in the event such dispute is between ITS PLC and the Holding Company, Lovell White will withdraw from its representation of the Holding Company. Nevertheless, despite having been advised as to these matters, each of the parties hereto, in the interest of cost-savings and efficiency, consents to the dual representation by Lovell White of the Holding Company and ITS PLC. Lovell White may rely on the acknowledgments, agreements and consents of the parties pursuant to this
Section 2.2.2.

     2.2.3 Engagement of Certified Public Accountants. Each of the parties hereby agrees, consents to and ratifies the prior engagement by Aero, on behalf of the Holding Company, of the accounting firm of Arthur Andersen L.L.P. ("Arthur Andersen") to act as the certified independent public accountants for the Holding Company, and agrees that the fees of and the expenses incurred by Arthur Andersen in rendering services for the Holding Company pursuant to the engagement letter between the Holding Company and Arthur Andersen shall be deemed to be part of the Transaction Expenses.

     2.2.4 Engagement of Investment Advisors. Each of the parties hereby agrees, consents to and ratifies the prior engagement by ITS PLC, on behalf of the Holding Company, of the investment banking firm of Guinness Mahon & Co. Limited, ("Guinness Mahon"), London, England, to act as investment banking advisor to the Holding Company in connection with the AIM Application, and agrees that the fees of and expenses incurred by Guinness Mahon in rendering services for the Holding Company pursuant to the Nominated Advisor and Nominated Broker Agreement between the Holding Company and Guinness Mahon shall be deemed part of the Transaction Expenses. Each of the parties hereto (other than ITS
PLC) hereby acknowledges that it understands that Guinness Mahon has served ITS PLC as its investment banking advisor and will continue to render advice to ITS PLC in connection with the negotiations relating to this Agreement. Each such party acknowledges that it has been advised by Guinness Mahon and their respective legal counsel that there may be potential conflicts of interest as a result of such dual representation by Guinness Mahon. The parties to this Agreement also understand and agree that in the event that any dispute or controversy should arise by and between or by and among any of the parties to this Agreement (including disputes between ITS PLC and the Holding Company), Guinness Mahon will continue to advise ITS PLC and its interests in connection with such dispute or controversy, and, in the event such dispute is between ITS PLC and the Holding Company, Guinness Mahon will withdraw from its representation of the Holding Company. Nevertheless, despite having been advised as to these matters, each of the parties hereto, in the interest of cost-savings and efficiency, consents to the dual representation by Guinness Mahon of the Holding Company and ITS PLC. Guinness Mahon may rely on the acknowledgments, agreements and consents of the parties pursuant to this
Section 2.2.4.

                                  ARTICLE III
                               TRANSACTION EXPENSES

Section 3.1  TRANSACTION EXPENSES AND TRANSACTION EXPENSE SHARES.

  All fees and expenses set forth in Section 2.2 and incurred by the Holding Company or by Aero or ITS PLC on behalf of and previously approved by the Holding Company shall constitute "Transaction Expenses". Only the Contributing Parties shall be responsible for the Transaction Expenses under and pursuant to the terms of this Article III, and the share of each of the Contributing Parties to the Transactional Expenses (the "Transactional Expense Share") shall be 50% for Aero and 50% for ITS PLC.


Section 3.2  ACCOUNTING FOR TRANSACTION EXPENSES.

  From and after the date hereof through and including Closing or the earlier termination of this Agreement, Aero, ITS PLC and the Holding Company shall maintain records of all Transaction Expenses incurred by each of them. Any single Transaction Expense incurred by any such party in excess of $10,000 shall be approved by the Closing Committee.


Section 3.3  REIMBURSEMENT OF TRANSACTION EXPENSES.

  If this Agreement shall terminate and the transactions contemplated hereby shall not be consummated, each of the Contributing Parties shall, within 10 business days following date of the receipt of the Transaction Expense Accounting, make such payments to the Holding Company and/or the other Contributing Party as set forth in the Transaction Expense Accounting in accordance with its respective Transaction Expense Share (it being understood and agreed that the obligations of each of the Contributing Parties to pay its Transaction Expense Share in respect of Transaction Expenses under this Section
3.3 shall survive the termination of this Agreement).


                                   ARTICLE IV
                 CLOSING MATTERS; EFFECTIVE TIME AND RESCISSION

Section 4.1  CLOSING.

  The Closing of the transactions contemplated by this Agreement shall take place concurrently at the offices of Lovell White Durrant, 65 Holborn Viaduct, London, England, and the offices of Fulbright & Jaworski, 1301 McKinney Street, Suite 5100, Houston, Texas, beginning at 3:30 p.m., London time, on the ITS Securities Holders Approval Date, or at such other time or place as all the parties may agree in writing (the "Closing Date").


Section 4.2  ITS SHARE EXCHANGE.

  4.2.1 Execution and Effectuation of the Section 110 Agreement. At the Closing ITS PLC, the Holding Company and the Liquidators each shall execute and deliver the Section 110 Agreement, and each of ITS PLC, the Holding Company and the Liquidators shall take and effect all actions required of such party under the Section 110 Agreement, including, effective as of the Effective Time, (a) the transfer to the Holding Company by ITS PLC, through the Liquidators, of all the assets of ITS PLC, including, without limitation, all outstanding common stock of ITS Investments and ITS UK, (b) the assumption by the Holding Company of all the liabilities of ITS PLC and (c) the allotment, registration and issuance by the Holding Company of the ITS Exchange Shares in such names and denominations as shall be specified by the Liquidators.

  4.2.2 Delivery of Certificates for ITS Exchange Shares by the Holding Company. The Holding Company shall deliver the certificates for the ITS Exchange Shares to the Liquidators as soon as practicable following the Effective Time.

  4.2.3 Delivery of Certificates for ITS Exchange Shares by the Liquidators. The Liquidators shall not be authorized to deliver the ITS Exchange Shares received from the Holding Company pursuant to the Section 110 Agreement except in strict compliance with this Section 4.2.

         (a) Delivery to U.S. Persons. The Liquidators shall not deliver any ITS Exchange Shares to any U.S. Person in the absence of both (i) written confirmation by ITS PLC of its receipt of a completed and signed U.S. Person Certificate from such U.S. Person, and (ii) the written consent of the Holding Company (which shall be withheld only upon reasonable grounds for belief that such delivery may violate the Securities Act).

         (b) U.S. Person Restrictive Legend. All certificates for ITS Exchange Shares delivered to U.S. Persons pursuant to this Section 4.2 shall bear the following restrictive legend:

         These shares have not been registered under the Securities Act of 1933 and may not be offered, sold or otherwise transferred without registration under the Securities Act of 1933 unless an exemption from such registration is available.

         (c) Delivery to Non-U.S. Persons. The Liquidator shall not deliver any ITS Exchange Shares to any Non-U.S. Person in the absence of both (i) written confirmation by ITS PLC of its receipt of a completed and signed Non-U.S. Person Certificate and (ii) the written consent of the Holding Company (which consent shall be withheld only upon reasonable grounds for belief that such delivery may violate the Securities Act).

         (d) Non-U.S. Person Restrictive Legend. All certificates for ITS Exchange Shares delivered to Non-U.S. Persons pursuant to this Section 4.2 shall bear the following restrictive legend:

         These shares ("Shares") have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except as set forth below. By its acquisition hereof, the Holder (1) represents that it is not a U.S. person and is acquiring these Shares in an offshore transaction, (2) agrees that it will not resell or otherwise transfer these Shares except (A) to the Company or any subsidiary thereof, (B) pursuant to an effective registration statement under the Act, (C) inside the United States, to a Qualified Institutional Buyer in compliance with Rule 144A under the Act; (D) outside the United States, in an offshore transaction in compliance with Rules 904 and 905 under the Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Act (if available), or (F) pursuant to any other exemption from registration under the Securities Act (if available) and (3) agrees that it will give each person to whom these Shares are transferred a notice substantially to the effect of this legend. In connection with any transfer of these Shares pursuant to clauses (E) or (F) above, the holder must, prior to such transfer, furnish to the company such certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption or in a transaction not subject to the registration requirements of the Act. As used herein, the terms `offshore transaction', `United States,' and `U.S. Person' have the meanings given to them by Regulation S under the Act.


Section 4.3  AERO SHARE EXCHANGE.

  4.3.1  Aero Share Exchange.  At the Closing:

         (a) (i) the Aero Common Holders shall exchange and deliver to the Holding Company all of the outstanding Aero Common Membership Units and
     (ii) the Holding Company shall exchange and deliver to the Aero

     Holders (A) the Aero Exchange Shares, (B) $4,000,000 principal amount of Series B Junior Subordinated Notes, and (C) the Aero Exchange Notes;

         (b) (i) the Aero Preferred Holders shall exchange and deliver to the Holding Company $5,500,000 par amount of outstanding Aero Class B Preferred Membership Units, (ii) the Holding Company shall exchange and deliver to the Aero Preferred Holders (A) $5,500,000 principal amount of Series A Subordinated Debentures and (B) 2,291,667 Series A Increasing Warrants, and
     (iii) Aero shall pay to the Aero Preferred Holders all accrued and unpaid dividends on such exchanged Aero Class B Preferred Membership Units through the day before the Closing.

         (c) (i) the Aero Preferred Holders shall exchange and deliver to the Holding Company $6,500,000 par amount of outstanding Aero Class B Preferred Membership Units, (ii) the Holding Company shall exchange and deliver to the Aero Preferred Holders cash in the amount of $6,500,000, and (iii) Aero shall pay to the Aero Preferred Holders all accrued and unpaid dividends on such exchanged Aero Class B Preferred Membership Units through the day before the Closing (collectively, the Aero Exchange Shares, the Series B Junior Subordinated Notes, the Aero Exchange Notes, the Series A Subordinated Debentures, the Series A Increasing Warrants and the payment of $6,500,000, the "Aero Exchange Consideration").

  4.3.2  Deliveries.

         (a) The Aero Exchange Consideration shall be delivered by the Holding Company to the Aero Holders in the denominations and amounts set forth in
     Schedule 4.3.2.

         (b) (i) each Aero Common Holder shall deliver to the Holding Company the certificates representing all of the Aero Common Membership Units owned by such Aero Common Holder, duly endorsed in blank or accompanied by stock powers duly executed in blank by such Aero Common Holder, (ii) each Aero Preferred Holder shall deliver to Aero for redemption the certificates representing all of the Aero Class B Preferred Membership Units owned by such Aero Preferred Holder, duly endorsed in blank or accompanied by stock powers duly executed in blank by such Aero Preferred Holder.

  4.3.3  Aero Restrictive Legend.

  All certificates for the Aero Exchange Shares, Series A Subordinated Debentures, Series B Junior Subordinated Notes and Series A Increasing Warrants delivered to the Aero Holders shall bear the following restrictive transfer legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be sold or otherwise transferred except pursuant to an effective registration statement under the Act or an available exemption from such registration.

The Holding Company shall issue stop transfer instructions to its transfer agent with respect to the Aero Exchange Shares.

  4.3.4 Cancellation. All Aero Class B Preferred Membership Units exchanged as set forth in this Section 4.3 shall be cancelled on the books of Aero.


Section 4.4  CLOSING DELIVERIES.

  The parties shall make the Closing Deliveries.

Section 4.5  EFFECTIVE TIME; RESCISSION.

  All Closing Deliveries shall be held in trust and escrow for the benefit of the parties by Lovell White Durrant, until the first to occur of the Effective Time and 5:00 p.m., London, England time, on the 14th day following the Closing Date (such day and time, the "Rescission Date"). If the Effective Time shall occur before the Rescission Date, Lovell White Durrant shall distribute the Closing Deliveries to the respective parties to which such Closing Deliveries were made at the Closing. If the Rescission Date shall occur before the Effective Time (unless the Rescission Date shall be extended by the written consent of all parties), the Closing and the Closing Deliveries shall be rescinded and Lovell White Durrant shall return the Closing Deliveries to the respective parties which made such Closing Deliveries. All parties by virtue of their acceptance and execution of this Agreement hereby agree to hold Lovell White Durrant harmless and to indemnify it against all costs, expenses and liabilities arising out of or under this Section 4.5, without any limitation whatever.


                                   ARTICLE V
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

Section 5.1  CONDITIONS TO THE OBLIGATIONS OF EACH OF THE PARTIES.

  The obligations of each of the parties to this Agreement to consummate the transactions contemplated by Article IV to be consummated at Closing and to perform the other obligations under this Agreement which are to be performed at and after Closing are subject to the satisfaction of each of the conditions set forth in this Section 5.1 (any of which may be waived by written instrument executed by all of the parties to this Agreement):

  5.1.1 Compliance with the Terms of this Agreement. Each of the parties to this Agreement shall have performed or complied with in all material respects all of the covenants and agreements made by each of them, respectively, which are to be performed or complied with prior to the Closing Date or at Closing pursuant to the terms of this Agreement unless the failure to have so performed or complied with such covenants and agreements in the aggregate has not had or is not reasonably likely to have a Material Adverse Effect on the Constituent Companies taken as a whole.

  5.1.2 Representations and Warranties True. Each of the representations and warranties made by the parties to this Agreement pursuant to the terms of this Agreement shall have been true and correct as of the date hereof and be true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date, which representations and warranties need be true and correct only as of such certain date) unless the falsity or inaccuracy of such representations and warranties in the aggregate has not had or is not reasonably likely to have Material Adverse Effect on the party making such representations and warranties taken as a whole.

  5.1.3 Consents and Approvals Obtained. Each of the parties shall have obtained all consents, approvals, waivers and authorizations from governmental authorities, courts, lenders and other third parties whose consent, approval, waiver or authorization is necessary or advisable in order to consummate the transactions contemplated hereby, unless the failure to obtain such consents, approvals, waivers or authorizations in the aggregate is not reasonably likely to have a Material Adverse Effect on the Constituent Companies taken as whole.

  5.1.4 ITS Securities Holders Approvals. The ITS Securities Holders Approvals shall have been obtained.

  5.1.5 No Injunctions or Restraining Orders. There shall be no injunction, restraining order or decree of any nature whatsoever that is in effect which restrains or prohibits the consummation of the transactions contemplated hereby.

  5.1.6 Indemnity Agreement. The Holding Company shall have entered into and delivered at the Closing an Indemnity Agreement in favor of each of the Initial Directors.

  5.1.7 Section 110 Agreement. ITS PLC, the Holding Company and the Liquidators shall have entered into and delivered at the Closing the Section 110 Agreement and the Agreement shall be effective pursuant to its terms.

  5.1.8 Deed of Undertaking and Indemnity. ITS PLC, the Holding Company and the Liquidators shall have entered into and delivered at the Closing the Deed of Undertaking and Indemnity.

  5.1.9 AIM Admission. Guinness Mahon shall have been informed by the London Stock Exchange that the Common Stock will be admitted to trading on the AIM subject only to the filing of instruments relating to the Closing.

  5.1.10 Dissenters' Rights. The total number of ITS Ordinary Shares as to which dissenters' rights shall have been preserved with respect to the Section 110 Scheme shall not exceed 2% of the outstanding ITS Ordinary Shares on the Record Date, provided that such percentage may be increased upon the written consent of all parties to this Agreement.

  5.1.11 Additional Investments. At the Closing, $6,500,000 principal amount of Series A Subordinated Debentures (including 2,708,333 Series A Increasing Warrants) shall have been purchased by the Closing Investors.


Section 5.2  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ITS PLC.

  In addition to the conditions set forth in Section 5.1 above, the obligations of ITS PLC to consummate the transactions contemplated by Article IV at the Closing and to perform the other obligations of ITS PLC under this Agreement are subject to the satisfaction of each of the conditions set forth in this Section
5.2 (any of which may be waived by written instrument executed by ITS PLC):

  5.2.1 Delivery of Holding Company Documents. At the Closing the Holding Company shall deliver or cause to be delivered to ITS PLC:

         (a) Holding Company Officer's Certificate, signed by the President of the Holding Company; and

             (iii) an opinion dated the Closing Date and addressed to ITS PLC from counsel for the Holding Company in substantially the form included in Exhibit T.

  5.2.2 Delivery of Aero Documents. At the Closing, Aero shall deliver or cause to be delivered to ITS PLC:

         (a) the Aero Officer's Certificate, signed by the President of Aero;
     and

         (b) an opinion dated the Closing Date and addressed to ITS PLC from counsel for Aero in substantially the form included in Exhibit T.

  5.2.3 Delivery of Aero Holder Documents. At the Closing, the Aero Holders shall deliver or cause to be delivered to ITS PLC:

         (a) the Aero Holders Certificates, signed by the respective Aero Holders; and

         (b) an opinion dated the Closing Date and addressed to ITS PLC from counsel for the Aero Holders in substantially the form included in Exhibit T.


Section 5.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF AERO.

  In addition to the conditions set forth in Section 5.1 above, the obligations of Aero to consummate the transactions contemplated by Article IV at the Closing and to perform the other obligations of Aero under this Agreement are subject to the satisfaction of each of the conditions set forth in this Section 5.3 (any of which may be waived by written instrument executed by Aero):

  5.3.1 Delivery of ITS PLC Documents. At the Closing, ITS PLC shall deliver or cause to be delivered to Aero:

         (a) the ITS PLC Officer's Certificate, signed by the Chairman of ITS
     PLC;

         (b) the ITS PLC Secretary's Certificate, signed by the Secretary of ITS PLC; and

         (c) an opinion dated the Closing Date and addressed to Aero from counsel for ITS PLC in substantially the form included in Exhibit T.

  5.3.2 Delivery of Holding Company Documents. At the Closing, the Holding Company shall deliver or cause to be delivered to Aero:

         (a) the Employment Agreements executed by the Holding Company;

         (b) the Holding Company Officer's Certificate, signed by the President of the Holding Company; and

         (c) an opinion dated the Closing Date and addressed to Aero by counsel for the Holding Company in substantially the form included in Exhibit T.


Section 5.4  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE HOLDING COMPANY.

  In addition to the conditions set forth in Section 5.1 above, the obligations of the Holding Company to consummate the transactions contemplated by Article IV at the Closing and to perform the other obligations of the Holding Company under this Agreement subject to the satisfaction of each of the conditions set forth in this Section 5.4 (any of which may be waived by written instrument executed by the Holding Company, subject to the provisions of Section 2.1.6):

  5.4.1 Delivery of ITS PLC Documents. At the Closing, ITS PLC shall deliver or cause to be delivered to the Holding Company:

         (a) the ITS PLC Officer's Certificate, signed by the Chairman of ITS
     PLC;

         (b) the ITS PLC Secretary's Certificate, signed by the Secretary of ITS PLC; and

         (c) an opinion dated the Closing Date and addressed to the Holding Company from counsel for ITS PLC in substantially the form included in Exhibit T.

  5.4.2 Delivery of Aero Documents. At the Closing, Aero shall deliver or cause to be delivered to the Holding Company:

         (a) the Employment Agreements executed by the Aero Employees;

         (b) the Aero Officer's Certificate, signed by the President of Aero;
     and

         (c) an opinion dated the Closing Date and addressed to the Holding Company from counsel for Aero in substantially the form included in Exhibit T.

  5.4.3 Delivery of Aero Holder Documents. At the Closing, the Aero Holders shall deliver or cause to be delivered to the Holding Company:

         (a) the Aero Holders Certificates, signed by the respective Aero Holders; and

         (b) an opinion dated the Closing Date and addressed to the Holding Company from counsel for the Aero Holders in substantially the form included in Exhibit T.

  5.4.4 Material Breaches Cured. Prior to or at the Closing, ITS PLC shall deliver or cause to be delivered to the Holding Company:

         (a) the written agreement of Capital Bank plc consistent with the description thereof in Section 7.19.2(2) of the ITS PLC Disclosure Letter; and

        (b) written waivers by NWS Bank plc and Capital Bank plc to the breaches described in Section 7.19.2(3) of the ITS PLC Disclosure Letter.


Section 5.5  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE AERO HOLDERS.

  In addition to the conditions set forth in Section 5.1 above, the obligations of each of Aero Holder to consummate the transactions contemplated by Article IV and to perform the other obligations of each such Aero Holder under this Agreement are subject to the satisfaction of each of the conditions set forth in this Section 5.5 (any of which may be waived by written instrument executed by the affected Aero Holder).

  5.5.1 Delivery of Registration Rights Agreement. At the Closing, the Holding Company shall execute and deliver to the Aero Holders the Registration Rights Agreement.

  5.5.2 Delivery of Certificates. At the Closing, ITS PLC shall deliver to the Aero Holders the ITS PLC Officer's Certificate, signed by the Chairman of ITS PLC, and the ITS PLC Secretary's Certificate, signed by the Secretary of ITS PLC, and the Holding Company shall deliver to the Aero Holders the Holding Company Certificate, signed by the President of the Holding Company.

  5.5.3 Delivery of Legal Opinions. ITS PLC shall deliver to the Aero Holders an opinion dated the Closing Date addressed to the Aero Holders by counsel for ITS PLC in substantially the form included in Exhibit T, and the Holding Company shall deliver to the Aero Holders an opinion dated the Closing Date and addressed to the Aero Holders by counsel for the Holding Company in substantially the form included in Exhibit T.


                                  ARTICLE VI
            COVENANTS AND AGREEMENTS RELATING TO PRE-CLOSING PERIOD

Section 6.1  ITS SECURITIES HOLDERS APPROVALS.

  ITS PLC shall (a) use its best efforts to call, notice and convene as soon as reasonably practicable the First EGM, the ITS Warrantholders Meeting and the Second EGM, to consider and vote upon, respectively, the First EGM Proposals, the ITS Warrantholders Proposals and the Second EGM Proposals, and (b) subject to the fiduciary duties of the Board of Directors of ITS PLC under applicable law as advised by counsel to ITS PLC, ITS PLC shall recommend approval of the ITS Securities Holders Proposals to the ITS Securities Holders.

Section 6.2  BEST EFFORTS.

  Each of the parties will use their respective reasonable best efforts to cause the conditions in Article V to be satisfied on or before the Closing Date and to effect the transactions contemplated by this Agreement.

Section 6.3  CORPORATE STATUS.

  From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, ITS PLC shall, and shall cause each of the ITS Subsidiaries to, take all actions, corporate or otherwise, reasonably necessary or appropriate to maintain its status as a corporation validly existing and in good standing under the laws of its state of incorporation and to maintain its qualifications as a foreign corporation in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification.

Section 6.4  STATUS OF LIMITED LIABILITY COMPANY.

  From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Aero shall take all actions reasonably necessary or appropriate to maintain its status as a limited liability company validly existing and in good standing under the laws of the state of its organization and to maintain its qualifications as a foreign limited liability company in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification. In addition, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Aero shall take all actions reasonably necessary or appropriate to maintain its status as a "partnership" for federal income tax purposes.

Section 6.5  ACCESS TO INFORMATION.

  Except as prohibited or limited by law or regulation, each of the parties to this Agreement shall, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, provide to each of the other parties, and their respective employees, counsel, accountants and other representatives, so long as each remains a party to this Agreement, full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of such party and its business, and will provide copies of such information concerning such party and its business as any other party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

Section 6.6  CONDUCT OF BUSINESSES OF ITS PLC AND THE CONSTITUENT COMPANIES.

  From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, except with the prior written consent of a majority of the Closing Committee, each of the parties to this Agreement shall, and shall cause each of the Constituent Companies over which it has control to, conduct its business in the ordinary course in a manner consistent with its past practices. In addition, without limiting the generality of the foregoing, each of the parties to this Agreement covenants and agreement that, from and after the date hereof through and including the Closing, it shall, and shall cause each of the Constituent Companies over which it has control to abide by and comply with the following (as applicable):

         (a) No Changes in Accounting Methods. Neither ITS PLC nor any of the Constituent Companies shall adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP or in order to conform such methods or practices to GAAP.

         (b) No Amendments to Corporate or Similar Documents. Neither ITS PLC nor any of the Constituent Companies shall, in the case of a corporation, amend its charter or bylaws, or, in the case of a limited liability company, amend its articles of organization or operating agreement.

         (c) No New Employees or Employee Benefits. Except as may be required in accordance with contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, neither ITS PLC nor any of the Constituent Companies shall employ any additional employees otherwise than as may be necessary in the ordinary course of business, pay to any current or former Employee any benefit that is not required by any Employee Benefit Plan or Benefit Arrangement or adopt, amend or increase any benefits payable under any Employee Benefit Plan or Benefit Arrangement covering any Employee (or beneficiary or dependent).

         (d) No Mergers, Etc. Neither ITS PLC nor any of the Constituent Companies shall merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, or make any investments in any other business entity or interest therein or enter into any joint venture or similar arrangement with any other person, party or business entity except as may be contemplated specifically by the terms of this Agreement.

        (e) No Issuance or Redemption of Securities. Except (i) as contemplated by this Agreement or (ii) as may be required in accordance with obligations under options, warrants or other contractually enforceable obligations to sell or issue stock or equity interests or securities convertible into or exchangeable for stock or equity interests, which have been disclosed in the Disclosure Letter submitted by such parties to the other parties pursuant to this Agreement, neither ITS PLC nor any of the Constituent Companies shall authorize for issuance, issue or sell any additional shares of its capital stock or any additional equity interests or any securities or obligations convertible into or exchangeable for shares of its capital stock or equity interests or issue or grant any option, warrant or other right to purchase any shares of its capital stock or equity interests or redeem, purchase or otherwise acquire, or propose or commit to, redeem, purchase or otherwise acquire, any shares of its capital stock or other equity interests or securities or any securities or obligations convertible into or exchangeable for shares of its capital stock or equity interests.

        (f) No New Debt or Debt Restructuring. Except (i) in the ordinary course of business, (ii) to pay Transaction Expenses, (iii) with the prior approval of the Closing Committee or (iv) in connection with transactions otherwise permitted by this Section 6.6, neither ITS PLC nor any of the Constituent Companies shall incur or agree to incur any Debt or restructure any existing Debt, nor shall ITS PLC or any of the Constituent Companies make any loans, advances or capital contributions to, or investments in, any Person.

        (g) Payments; Amortization of Debt. Except as described on Schedule 6.6(g), from and after the date hereof, ITS PLC and each of the Constituent Companies shall pay its current liabilities in the ordinary course of business consistent with past practices and amortize its Debt in the ordinary course of business in accordance with the contractual agreements evidencing such Debt, and, except in accordance with contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, neither ITS PLC nor any of the Constituent Companies shall make, or agree to make, except in the ordinary course of business, consistent with past practices, any payments to any Person on account of Debt or otherwise.

        (h) No New Bids or Proposals. Neither ITS PLC nor any of the Constituent Companies shall make or submit any bid, proposal or commitment to provide services or to purchase or distribute any products (in response to a request for proposal or otherwise) otherwise than in the ordinary course of business consistent with its past practices.

        (i) No Dividends or Distributions. Except as described on Schedule 6.6(i), neither ITS PLC nor any of the Constituent Companies shall declare or distribute or pay any dividend or make any other distribution of cash or any other asset to any stockholder, shareholder or member.

        (j) No Sales of Assets Except in Ordinary Course. Except as described on
Schedule 6.6(j), neither ITS PLC nor any of the Constituent Companies shall sell or agree to sell any assets, rights or properties otherwise than in the ordinary course of business, or create, or suffer to exist, any Encumbrance on any of its assets, rights or properties other than Encumbrances existing as of the date of this Agreement.

        (k) No New Material Contracts Except in Ordinary Course. Except (i) in the ordinary course of business or (ii) as disclosed on Schedule 6.6(k), neither ITS PLC nor any of the Constituent Companies shall make any capital expenditures exceeding $10,000 individually or enter into or become a party to any arrangement or contract of a type that would require the expenditure of more than $50,000 in any 12 month period or which would otherwise be required to be disclosed by such party in its Disclosure Letter without the prior written consent of a majority or more of the Closing Committee.

        (l) No Changes to Compensation Arrangements. Except as required by law or contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, neither ITS PLC nor any of the Constituent Companies shall (i) increase in any manner the compensation (other than increases in the ordinary course of business and consistent with past practice) of, or enter into any new bonus or incentive agreement or arrangement with, any of its Employees, officers or directors, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any Employee, officer or director, (iii) enter into any new employment, severance, consulting or other compensation agreement with any existing Employee, officer or director; or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other Employee Benefit Plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof.

Section 6.7  DELIVERY OF FINANCIAL STATEMENTS.

  On or before September 30, 1998, (a) ITS PLC shall deliver to Aero and to the Holding Company the unaudited consolidated balance sheet and the related statement of operations of ITS PLC as at August 31, 1998 and for the five month period then ended, and (b) Aero shall deliver to ITS PLC and to the Holding Company the unaudited balance sheet and related statement of operations of Aero as at August 31, 1998 and for the eight month period then ended; provided that, if the Closing Date shall be after October 20, 1998, (c) ITS PLC shall also deliver to Aero and to the Holding Company the unaudited consolidated balance sheet and the related statement of operations of ITS PLC as at September 30, 1998 and for the six month period then ended, and (d) Aero shall also deliver to ITS PLC and to the Holding Company the unaudited balance sheet and related statement of operations of Aero as at September 30, 1998 and for the nine month period then ended.

Section 6.8  CONSENTS.

  From and after the date hereof, ITS PLC and each of the Constituent Companies shall use their reasonable best efforts to (i) obtain all consents, waivers and authorizations and make all filings with and give all notices that may be necessary or reasonably required to consummate the transactions contemplated hereby, and (ii) cause each of the conditions to the obligations of each of the other parties to this Agreement to be satisfied.

Section 6.9  PUBLIC STATEMENTS.

  From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, neither ITS PLC nor any of the Constituent Companies shall disclose to any Person other than its stockholders or members the terms of this Agreement, or release any information concerning any of the transactions contemplated hereby, that is intended for or is reasonably likely to result in public dissemination thereof without the prior written consent of the Closing Committee, except as may be required by law or by the rules and regulations of any regulatory body including, without limitation, the London Stock Exchange.

Section 6.10  UPDATE OF DISCLOSURE.

  From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, ITS PLC and each of the Constituent Companies shall promptly notify the other parties hereto of the occurrence of any material facts or circumstances that would have required disclosure pursuant to the representations and warranties made by such party pursuant to the terms of this Agreement if such facts or circumstances had been known to it prior to the execution of this Agreement and of any matters that would cause any representation or warranty to be untrue, incorrect or misleading.

Section 6.11  EMPLOYEE BENEFIT CONTRIBUTIONS.

  On or prior to the Closing Date, ITS PLC and each of the Constituent Companies shall make, and shall cause each of its ERISA Affiliates to make, all contributions, and shall pay, or cause each of its ERISA Affiliates to pay, all premiums with respect to liabilities arising under any Benefit Arrangement or Employee Benefit Plan provided to its Employees with respect to liabilities or obligations which have accrued on or prior to the Closing Date or which will accrue following the Closing Date in respect of periods prior to and through the Closing Date.

Section 6.12  LOCK-UP; NO SHOPPING, SOLICITATIONS OR COMPETING NEGOTIATIONS.

  Each of the parties to this Agreement hereby agrees that, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, and subject to the fiduciary duties of the Board of Directors of ITS PLC under applicable law as advised by counsel to ITS PLC, it shall not encourage, solicit, entertain or hold any negotiations or other discussions with any other Person relating to the possible acquisition of all or any part of its business, whether pursuant to a sale of assets, merger, consolidation, share exchange, tender offer or otherwise.


Section 6.13  COMPLIANCE WITH SECURITIES ACT.

  The parties acknowledge that the Common Stock will not be registered under the Securities Act in reliance upon, in respect of Non-U.S. Persons, the exemption from registration provided by Regulation S of the Commission under the Securities Act, and in respect of U.S. Persons, the exemption from registration provided by Regulation D of the Commission under the Securities Act. The parties agree to use their respective best efforts to assure that the transactions contemplated by this Agreement will be effected in full compliance with the requirements of Regulations D and S of the Commission.



                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF ITS PLC

  In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the exceptions set forth in the ITS PLC Disclosure Letter, ITS PLC represents and warrants to Aero, the Holding Company and the Aero Holders that all of the following representations and warranties are as of the date of this Agreement and will be on the Closing Date and immediately before the Effective Time true and correct:


Section 7.1  ORGANIZATION AND GOOD STANDING.

  7.1.1 ITS PLC. ITS PLC is a corporation duly organized, validly existing and in good standing under the laws of England, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

  7.1.2 ITS Subsidiaries. ITS Investments is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. New London Acquisition Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. New London Oil Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS (US) Holdings Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Supply & Logistics Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Drilling Services Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Environmental Services Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Engineered Systems Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Water Technologies Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. New London (WSI) Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS UK is a corporation duly organized, validly existing and in good standing under the laws of England, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Drilling Services Limited is a corporation duly organized, validly existing and in good standing under the laws of England, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. International Tool & Supply Nigeria Limited is a corporation duly organized, validly existing and in good standing under the laws of Nigeria, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Engineered Systems (Venezuela) S.A. is a corporation duly organized, validly existing and in good standing under the laws of Venezuela, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. ITS Drilling Services Pte Limited is a corporation duly organized, validly existing and in good standing under the laws of Singapore, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

  7.1.3 Non-Majority Subsidiaries. All of the Non-Majority Subsidiaries of ITS PLC and the ITS Subsidiaries and the equity interests in the Non-Majority Subsidiaries are listed in the ITS Disclosure Letter.

Section 7.2  CAPITALIZATION OF ITS PLC AND THE ITS SUBSIDIARIES.

  7.2.1 Authorized Capital; Outstanding Shares.

        (a) The authorized capital stock of ITS PLC consists solely of (i) 350,000,000 ITS Ordinary Shares, of which 242,926,526 ITS Ordinary Shares have been issued and are outstanding as of the date of this Agreement. Each of the ITS Ordinary Shares issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the issued and outstanding ITS Ordinary Shares has been issued in violation of shareholder preemptive rights. ITS PLC has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time for equity securities of ITS PLC, except as follows: 550,000 issued and outstanding options to purchase the corresponding number of Ordinary Shares, 19,511,358 issued and outstanding warrants to purchase the corresponding number of Ordinary Shares, and issued and outstanding debt instruments convertible into 1,586,000 Ordinary Shares.

        (b) The authorized capital stock of ITS Investments consists solely of
     (i) 25,000,000 shares of common stock, $.10 par value, of which 9,283,815 shares have been issued and are outstanding as of the date of this Agreement, (ii) 500,000 shares of Class B non-voting common stock, $0.10 par value, of which 120,000 shares have been issued and are outstanding as of the date of this Agreement and (iii) 10,000,000 shares of preferred stock, $.10 par value, of which no shares have been issued as of the date of this Agreement. Each of the shares of the capital stock of ITS Investments issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Investments has been issued in violation of shareholder preemptive rights. ITS Investments has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of ITS Investments.

        (c) The authorized capital stock of New London Acquisition Company consists solely of 10,000 shares of a single class of common stock, $.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of New London Acquisition Company issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of New London Acquisition Company has been issued in violation of shareholder preemptive rights. New London Acquisition Company has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of New London Acquisition Company.

        (d) The authorized capital stock of New London Oil Inc. consists solely of 10,000 shares of a single class of common stock, $.01 par value, of which 10,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of New London Oil Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of New London Oil Inc. has been issued in violation of shareholder preemptive rights. New London Oil Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of New London Oil Inc.

        (e) The authorized capital stock of ITS (US) Holdings Inc. consists solely of 1,000 shares of a single class of common stock, $.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS (US) Holdings Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS (US) Holdings Inc. has been issued in violation of shareholder preemptive rights. ITS
     (US) Holdings Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS (US) Holdings Inc.

        (f) The authorized capital stock of ITS Supply & Logistics Inc. consists solely of 1,000 shares of a single class of common stock, $.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Supply & Logistics Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Supply & Logistics Inc. has been issued in violation of shareholder preemptive rights. ITS Supply & Logistics Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Supply & Logistics Inc.

        (g) The authorized capital stock of ITS Drilling Services Inc. consists solely of 1,000 shares of a single class of common stock, $.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Drilling Services Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Drilling Services Inc. has been issued in violation of shareholder preemptive rights. ITS Drilling Services Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Drilling Services Inc.

        (h) The authorized capital stock of ITS Environmental Services Inc. consists solely of 1,000 shares of a single class of common stock, $.01 par value, of which 100 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Environmental Services Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Environmental Services Inc. has been issued in violation of shareholder preemptive rights. ITS Environmental Services Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Environmental Services Inc.

        (i) The authorized capital stock of ITS Engineered Systems Inc. consists solely of 3,000 shares of a single class of common stock, no par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Engineered Systems Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Engineered Systems Inc. has been issued in violation of shareholder preemptive rights. ITS Engineered Systems Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Engineered Systems Inc.

        (j) The authorized capital stock of New London (WSI) Inc. consists solely of 10,000 shares of a single class of common stock, $0.01 par value, of which 10,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of New London
     (WSI) Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of New London (WSI) Inc. has been issued in violation of shareholder preemptive rights. New London (WSI) Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of New London (WSI) Inc.

        (k) The authorized capital stock of ITS Water Technologies Inc. consists solely of 1,000 shares of a single class of common stock, $.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Water Technologies Inc. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Water Technologies Inc. has been issued in violation of shareholder preemptive rights. ITS Water Technologies Inc. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Water Technologies Inc.

        (l) The authorized capital stock of ITS UK consists solely of 100 ordinary shares, (Pounds)1.00 par value, of which 2 shares have been issued and are outstanding as of the date of this Agreement and 25,500,000 Ordinary Shares, $1.00 par value, of which 4,750,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS UK issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS UK has been issued in violation of shareholder preemptive rights. ITS UK has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS UK.

        (m) The authorized capital stock of ITS Drilling Services Limited consists solely of 1,000,000 ordinary shares, (Pounds)1.00 par value, of which 1,000,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Drilling Services Limited issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Drilling Services Limited has been issued in violation of shareholder preemptive rights. ITS Drilling Services Limited has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Drilling Services Limited.

        (n) The authorized capital stock of International Tool & Supply Nigeria Limited consists solely of 2,000,000 shares of a single class of common stock, N1.00 par value, of which 2,000,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of International Tool & Supply Nigeria Limited issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of International Tool & Supply Nigeria Limited has been issued in violation of shareholder preemptive rights. International Tool & Supply Nigeria Limited has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of International Tool & Supply Nigeria Limited.

        (o) The authorized capital stock of ITS Engineered Systems (Venezuela) S.A. consists solely of 500,000 shares of a single class of common stock, Bs 1,000 par value, of which 5,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Engineered Systems (Venezuela) S.A. issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Engineered Systems (Venezuela) S.A. has been issued in violation of shareholder preemptive rights. ITS Engineered Systems (Venezuela) S.A. has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Engineered Systems (Venezuela) S.A.

        (p) The authorized capital stock of ITS Drilling Services Pte Limited consists solely of 5,000 shares of a single class of common stock, S$2.00 par value, of which 241,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of ITS Drilling Services Pte Limited issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of ITS Drilling Services Pte Limited has been issued in violation of shareholder preemptive rights. ITS Drilling Services Pte Limited has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of ITS Drilling Services Pte Limited.

  7.2.2 No Obligations to Issue or Redeem Shares. Neither ITS PLC nor any of the ITS Subsidiaries is subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of any of ITS PLC or the ITS Subsidiaries. Neither ITS PLC nor any of the ITS Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

  7.2.3 Ownership of Shares. As of the date hereof the ITS PLC Disclosure Letter contains a true, complete and accurate list of each of the record and beneficial owners of the shares of the capital stock of each of the ITS Subsidiaries, together with the name and address of each such holder. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (a) restricting the transferability of any of the shares of the capital stock of any of the ITS Subsidiaries or (b) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

Section 7.3  SUBSIDIARIES; INVESTMENTS.

  Except for the ITS Subsidiaries, ITS PLC does not own any shares of capital stock or equity securities of, or any interest in any other entity, and ITS PLC has good, valid and marketable title, free and clear of all Encumbrances, to all shares of capital stock or equity securities of, or interests in, ITS Investments and ITS UK.


Section 7.4  EXECUTION AND EFFECT OF AGREEMENT.

  ITS PLC has the corporate power to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by ITS PLC and constitutes and when executed and delivered hereunder by ITS PLC, each of the Ancillary Agreements to which it is a party will constitute the legal, valid and binding obligation of ITS PLC, fully enforceable against ITS PLC in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.


Section 7.5  RESTRICTIONS.

  The execution and delivery by ITS PLC of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the transactions contemplated hereby by ITS PLC, and, subject to the ITS Securities Holders Approvals, the performance of the obligations of ITS PLC hereunder, will not (a) violate any of the provisions of the charter or by-laws of ITS PLC, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of ITS PLC, or (d) conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which ITS PLC or any of the ITS Subsidiaries is a party or to which any of the assets of ITS PLC or any of the ITS Subsidiaries is subject.


Section 7.6  CONSENTS.

  No filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority or any third party is required to be made or obtained by ITS PLC or any of the ITS Subsidiaries in connection with the execution and delivery of this Agreement, any Ancillary Agreement to which ITS PLC or any of the ITS Subsidiaries is a party or any other document or instrument contemplated hereby to which ITS PLC or any of the ITS Subsidiaries is a party, the consummation of any of the transactions contemplated hereby or the performance of any of its or their respective obligations hereunder or thereunder.


Section 7.7  ITS SECURITIES HOLDERS APPROVALS.

  No approval by the ITS Securities Holders of the consummation and performance by ITS PLC of the transactions contemplated by this Agreement is required except for the ITS Securities Holders Approvals.


Section 7.8  ITS FINANCIAL STATEMENTS.

  The ITS PLC Disclosure Letter contains true and correct copies of the audited consolidated balance sheets and related statements of profit and loss and cash flows as at March 31, 1996 and 1997 and for the years then ended; the audited combined balance sheets and related statements of income, cash flows and shareholders' equity of ITS Investments and ITS UK as at March 31, 1996, 1997 and 1998; the unaudited consolidated balance sheet and related statement of income of ITS PLC as at March 31, 1998 and for the year then ended; and the unaudited consolidated balance sheet and related statement of income of ITS PLC as at July 31, 1998 and for the four month period then ended (collectively, including the financial statements delivered by ITS PLC pursuant to Section 6.7, the "ITS Financial Statements"). All of the audited and unaudited consolidated financial statements of ITS PLC have been prepared in accordance with the Companies Act 1985, and the audited combined financial statements of ITS Investments and ITS

UK have been prepared in accordance with GAAP. All of the ITS Financial Statements have been prepared in a manner consistent with each other and the books and records of ITS PLC or the ITS Subsidiaries, and fairly present in all material respects the financial condition and results of operations of ITS PLC or the ITS Subsidiaries at the dates and for the periods indicated therein. The regular books of account of ITS PLC and each of the ITS Subsidiaries fairly and accurately reflect all material transactions involving ITS PLC or such ITS Subsidiary, are true, correct and complete and have been prepared on a basis consistent with the ITS Financial Statements.


Section 7.9  HOLDING COMPANY.

  ITS PLC engages in no operations, and does not own, lease or hold rights to or in any material assets, properties or rights or any nature other than the outstanding capital stock of ITS Investments and ITS UK.


Section 7.10  DEBT.

  The ITS PLC Disclosure Letter contains a true, complete and accurate listing as of the date hereof the original principal amount of all of the Debt of ITS PLC and each of the ITS Subsidiaries, the remaining principal balance thereof, the interest rate(s) payable by ITS PLC and each of the ITS Subsidiaries in respect thereof, if any, and the date(s) of maturity thereof. All of the Debt of ITS PLC and each of the ITS Subsidiaries may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.


Section 7.11  GUARANTEES.

  The ITS PLC Disclosure Letter contains a complete list of all Guarantees provided by ITS PLC or any of the ITS Subsidiaries for the benefit of any other party and of all Guarantees provided by any other party for the benefit of ITS PLC or any of the ITS Subsidiaries or any party doing business with ITS PLC or any of the ITS Subsidiaries.


Section 7.12  NO UNDISCLOSED LIABILITIES.

  Neither ITS PLC nor any of the ITS Subsidiaries has any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (a) liabilities or obligations to the extent expressly reflected on or reserved against in the ITS Balance Sheet or disclosed in the notes thereto, (b) liabilities or obligations of a type reflected on the ITS Balance Sheet and incurred in the ordinary course of business and consistent with past practices since July 31, 1998, and (c) liabilities or obligations which do not exceed $25,000 and which arise under the terms of the Material Contracts of ITS PLC or any of the ITS Subsidiaries. Except as otherwise contemplated or permitted by this Agreement, no dividends declared on any capital stock of ITS PLC or any of the ITS Subsidiaries are unpaid.


Section 7.13  LITIGATION.

  There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of ITS PLC, threatened, by or before any court, any Governmental Authority or arbitrator, against ITS PLC or any of the ITS Subsidiaries that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. There is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of the management of ITS PLC, threatened, by or before any arbitrator, court, or other Governmental Authority, against any of the ITS Subsidiaries or involving any of the former or present employees, agents, businesses, properties, rights or assets of any of the ITS Subsidiaries, nor, to the knowledge of the management of ITS PLC, is there any basis for the assertion of any of the foregoing. There are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator currently binding or effective against any of the ITS Subsidiaries or any of their respective former or present employees, agents, properties or assets.

Section 7.14  PROPERTIES; ABSENCE OF ENCUMBRANCES.

  The ITS PLC Disclosure Letter sets forth a complete list of all real property owned by or leased to ITS PLC or any of the ITS Subsidiaries, and, with respect to all properties leased by ITS PLC or any of the ITS Subsidiaries, a description of the term of such lease and the monthly rental thereunder. None of the ITS Subsidiaries is in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to any of the ITS Subsidiaries is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, one or more of the ITS Subsidiaries has full legal and practical access to all such real property. The ITS Subsidiaries own (with good and marketable title in the case of real estate) all the property and assets (whether real, personal, tangible or intangible) that they purport to own, including without limitation, all of the properties and assets reflected in the ITS Balance Sheets and all properties and assets purchased or otherwise acquired by the ITS Subsidiaries since July 31, 1998. All material properties and assets reflected in the ITS Balance Sheets are free and clear of all Encumbrances, and are not, in the case of real property, subject to any rights of way, servitudes, use restrictions or limitations of any nature except (a) mortgage or security interests shown on the ITS Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event of that, with notice or lapse of time or both would constitute a default) exists, (b) liens for current taxes not yet due, (c) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property or impairs the operations of any ITS Subsidiary and (d) zoning and other land use restrictions of general application that do not impair the present or anticipated use of the property.


Section 7.15  ACCOUNTS RECEIVABLE.

  All accounts receivable of the ITS Subsidiaries that are reflected on the ITS Balance Sheets or on the accounting records of the ITS Subsidiaries as of the Closing Date (collectively, the "ITS Accounts Receivable") represent and will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the ITS Subsidiaries. ITS PLC has no accounts receivable. Unless paid prior to the Closing Date, the ITS Accounts Receivable are and will be as of the Closing Date current and collectible net of the respective reserves shown on the ITS Balance Sheets or on the accounting records of the ITS Subsidiaries as of the Closing Date. Such reserves are adequate and have been and will be calculated consistent with past practice. Such reserves as of the Closing Date will not constitute a greater percentage of the ITS Accounts Receivable on the Closing Date than such percentage of reserves reflected on the ITS Balance Sheets. As of the Closing Date, there will be no material adverse changes in the composition of the ITS Accounts Receivable in terms of aging. Subject to such reserves, each of the ITS Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business of the ITS Subsidiaries relating to the amount or validity of such ITS Accounts Receivable.


Section 7.16  INVENTORY.

  All inventory of the ITS Subsidiaries, whether or not reflected in the ITS Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items below-standard quality, all of which have been written off or written down to net realizable value in the ITS Balance Sheets or on the accounting records of the ITS Subsidiaries as of the Closing Date, as the case may be. ITS PLC has no inventory. All inventories not written off or written down have been priced at the lower of cost or market. The quantities of each line of inventory (whether raw materials, work-in-progress, or finished goods) are not excessive, but are reasonable in the present circumstances of the ITS Subsidiaries.


Section 7.17  CONDITION AND SUFFICIENCY OF ASSETS.

  The buildings, plants, structures, and equipment of the ITS Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the ITS Subsidiaries are sufficient for the continued conduct of the businesses of the ITS Subsidiaries after Closing in substantially the same manner as conducted prior to Closing.


Section 7.18  INTELLECTUAL PROPERTY.

  7.18.1 List of Intellectual Property. The ITS PLC Disclosure Letter sets forth a complete list of all Intellectual Property owned, used or licensed by ITS PLC and any of the ITS Subsidiaries, together with the identity of the owner thereof, and all license agreements pursuant to which any Intellectual Property is licensed to or by ITS PLC or any of the ITS Subsidiaries. Each of ITS Subsidiaries owns its respective Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Each of the ITS Subsidiaries has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof.

  7.18.2 No Infringement. Except as disclosed in the ITS PLC Disclosure Letter, none of the ITS Subsidiaries has received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable or has made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.


Section 7.19  MATERIAL CONTRACTS.

  7.19.1 List of Material Contracts. The ITS PLC Disclosure Letter sets forth as of the date hereof a list of all material written, and a description of all oral, commitments, agreements or contracts to which ITS PLC or any of the ITS Subsidiaries is a party or by which ITS PLC or any of the ITS Subsidiaries is obligated, identifying in each case the parties to each such commitment, agreement or contract, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (a) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of ITS PLC or any of the ITS Subsidiaries; (b) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by ITS PLC or any of the ITS Subsidiaries of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (c) any single contract, purchase order or commitment providing for expenditures by ITS PLC or any of the ITS Subsidiaries after the date hereof of more than $25,000 or which has been entered into by ITS PLC or any of the ITS Subsidiaries otherwise than in the ordinary course of business; (d) agreements between ITS PLC or any of the ITS Subsidiaries and suppliers to ITS PLC or any of the ITS Subsidiaries pursuant to which ITS PLC or any of the ITS Subsidiaries is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (e) any contract containing covenants limiting the freedom of ITS PLC or any of the ITS Subsidiaries or any officer, director, or employee of ITS PLC or any of the ITS Subsidiaries to engage in any line or type of business or with any person in any geographic area; (f) any commitment or arrangement by ITS PLC or any of the ITS Subsidiaries to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (g) any commitments by ITS PLC or ITS PLC or any of the ITS Subsidiaries for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (h) any other contract, commitment, agreement, understanding or arrangement that the management of ITS PLC deems to be material to the business of any of the ITS Subsidiaries.

  7.19.2 No Breaches or Defaults. ITS PLC and each of the ITS Subsidiaries are in full compliance with each, and are not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Neither ITS PLC nor any of the ITS Subsidiaries has waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of ITS PLC has no knowledge, has not received any notice to the effect, that any party with whom ITS PLC or any of the ITS Subsidiaries has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.


Section 7.20  EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

  7.20.1 Plans and Arrangements. The ITS PLC Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is a party or to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is obligated to contribute. None of the Employee Benefit Plans to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is a party, which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries sponsors or maintains or to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code.

  7.20.2 Compliance with Laws and Terms of Plans. Each Employee Benefit Plan and Benefit Arrangement to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is a party or to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. With respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

  7.20.3 Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is a party or to which ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries have been paid or otherwise adequately accrued for or reserved against in the ITS Financial Statements.

  7.20.4 Arrearages and Employment Disputes. Neither ITS PLC nor any of the ITS Subsidiaries is liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the ITS Balance Sheet, and there is no controversy pending, threatened or in prospect between ITS PLC or any of the ITS Subsidiaries and any of their respective Employees nor is the management of ITS PLC aware of any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against ITS PLC or any of the ITS Subsidiaries with respect to or relating to any of their respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against ITS PLC or any of the ITS Subsidiaries before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of ITS PLC, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

  7.20.5 Severance Obligations. All current employees of ITS PLC and any of the ITS Subsidiaries may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the ITS PLC Disclosure Letter, neither the execution, delivery or performance of this

Agreement nor the consummation of the Closing will (a) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (b) result in the acceleration of the time of payment or vesting of any such benefits, or (c) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

  7.20.6 Compliance with Laws on Employment Practices. ITS PLC and each of the ITS Subsidiaries have complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of ITS PLC, are not engaged in any unfair labor practice with respect to any of the current employees of ITS PLC or any of the ITS Subsidiaries; and to the knowledge of ITS PLC, none of the persons performing services for ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries has been improperly classified as independent contractors or as being exempt from payment of wages or overtime.

  7.20.7 Collective Bargaining Agreements. None of the employees of ITS PLC or any of the ITS Subsidiaries is subject to any collective bargaining agreement nor is ITS PLC or any of the ITS Subsidiaries required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

  7.20.8 No Multi-Employer Plans. Neither ITS PLC nor any of the ITS Subsidiaries or ERISA Affiliates of ITS or any of the ITS Subsidiaries has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

  7.20.9 No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of ITS PLC ended March 31, 1998.

  7.20.10 No Unfunded Liabilities. Neither ITS PLC nor any of the ITS Subsidiaries nor any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries.

  7.20.11 No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any Employee Benefit Plan previously sponsored, maintained or contributed to by ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries, which could subject any such Employee Benefit Plan, ITS PLC, any ERISA Affiliate of ITS PLC, any of the ITS Subsidiaries, any ERISA Affiliate of any of the ITS Subsidiaries, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under
Section 4971 of the Code. Neither ITS PLC nor any of the ITS Subsidiaries nor any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries has incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of ITS PLC or any of the ITS Subsidiaries or any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries.

  7.20.12 Welfare Benefit Plans. (a) None of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (a) shall set forth (i) the number of individuals currently receiving such continuing benefits or coverage, (ii) the limit on liability with respect to such coverage, (iii) the terms and conditions of such coverage, and (iv) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (b) to the knowledge of the management of ITS PLC, there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (c) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (d) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (e) neither ITS PLC nor any of the ITS Subsidiaries nor any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at Section 419(e) of the Code (such disclosure to include the amount of any such funding); (f) no such plan is intended to satisfy Code Section 125; (g) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (h) neither ITS PLC nor any of the ITS Subsidiaries nor any ERISA Affiliate of ITS PLC or any of the ITS Subsidiaries maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

Section 7.21  TAX MATTERS.

  7.21.1 Tax Returns and Payment of Taxes. ITS PLC and each of the ITS Subsidiaries have timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax returns and reports and consolidated federal Income Tax Returns and state, local or foreign Income Tax Returns filed on a consolidated, unitary or combined basis, and ITS PLC and each of the ITS Subsidiaries have paid all required Income Taxes and other Taxes (including any additions to Taxes, penalties and interest related thereto) due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between the date hereof and the Closing Date). ITS PLC and each of the ITS Subsidiaries have paid, withheld, or will pay any and all Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transaction for all periods (or portions thereof) through the close of business on the Closing Date. ITS PLC and each of the ITS Subsidiaries have collected all sales, use and value added Taxes and other withholding Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and has furnished properly completed exemption certificates for all exempt transactions.

  7.21.2 Tax Reserves. The amount of the liability of ITS PLC and each of the ITS Subsidiaries for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of the liability of ITS PLC and each of the ITS Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the consolidated balance sheet of ITS PLC and the ITS Subsidiaries as of the Closing Date.

  7.21.3 Audits; No Deficiencies Asserted. None of the Tax Returns of ITS PLC or any of the ITS Subsidiaries has ever been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally), and all deficiencies asserted against ITS PLC or any of the ITS Subsidiaries as a result of any Tax Authority examinations have been paid or finally settled and no issue has been raised by any Tax Authority examination that, by application of the same principles, is likely to result in a proposed deficiency for any other period not so examined. No material deficiencies with respect to Taxes, additions to Tax, interest, or penalties have been proposed or asserted against and communicated to ITS PLC or any of the ITS Subsidiaries, except those that have been paid in full and for those matters that would not result in liability being imposed against ITS PLC or any of the ITS Subsidiaries.

  7.21.4 No Waivers of Limitations. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Tax against ITS PLC or any of the ITS Subsidiaries. ITS PLC and each of the ITS Subsidiaries have disclosed on its or their United States federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

  7.21.5 No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of ITS PLC or any of the ITS Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that ITS PLC or one or more of the ITS Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the ITS Financial Statements.

  7.21.6 Special Tax Elections or Benefits. Neither ITS PLC nor any of the ITS Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of ITS PLC or any of the ITS Subsidiaries.

  7.21.7 Disqualified Leasebacks. Neither ITS PLC nor any of the ITS Subsidiaries is a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

  7.21.8 Deferrals of Income. No income or gain of ITS PLC or any of the ITS Subsidiaries has been deferred pursuant to Treasury Regulation (S) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (S) 1.1502-13T or 1.1502-14T.

  7.21.9 Tax Sharing and Similar Agreements. Neither ITS PLC nor any of the ITS Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement with any Person other than a Constituent Company of ITS PLC.

  7.21.10 No Non-Deductible Compensation Payments. Neither ITS PLC nor any of the ITS Subsidiaries has made any payments, and is not obligated to make any payments, that would not be deductible under Section 280G of the Code or is a party to any agreement that under certain circumstances could obligate it to make any such payments.


Section 7.22  ENVIRONMENTAL MATTERS.

  7.22.1 Compliance with Environmental Laws. The facilities presently or formerly occupied or used by any of the ITS Subsidiaries and any other real property presently or formerly owned by, used by or leased to or by ITS PLC or any of the ITS Subsidiaries (collectively, the "ITS Property"), the existing and prior uses of such ITS Property and all operations of the businesses of each of the ITS Subsidiaries comply and have at all times complied with all Environmental Laws and none of the ITS Subsidiaries is in violation or has violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

  7.22.2 Permits, Registrations, Approvals and Licenses. Each of the ITS Subsidiaries has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

  7.22.3 Spills, Discharges, Etc. of Hazardous Materials. There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such ITS Property or into the environment surrounding such ITS Property of any Hazardous Materials.

  7.22.4 Generation, Manufacture, Etc. of Hazardous Materials. There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such ITS Property which have not been and are not stored and/or discharged in compliance with all Environmental Laws. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such ITS Property.

  7.22.5 Claims, Notices, Etc. There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or, to the knowledge of the management of ITS PLC, threatened by any Governmental Authority or third party with respect to the business or any Property of any of the ITS Subsidiaries (or any Constituent in interest) in connection with (a) any actual or alleged failure to comply with any requirement of any

Environmental Law; (b) the ownership, use, maintenance or operation of the Property by any person; (c) the alleged violation of any Environmental Law; or
(d) the suspected presence of any Hazardous Material thereon.


Section 7.23  COMPLIANCE WITH LAWS.

  Each of ITS PLC and the ITS Subsidiaries has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.


Section 7.24  LICENSES AND PERMITS.

  Each of the ITS Subsidiaries possesses all Permits necessary for the operation of its business. Each of the ITS Subsidiaries has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of the management of ITS PLC, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.


Section 7.25  INSURANCE.

  Each of the ITS Subsidiaries has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. None of the ITS Subsidiaries is in default with respect to any provision contained in any insurance policy, nor has any of the ITS Subsidiaries failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of ITS PLC aware of any grounds therefor.


Section 7.26  EXTRAORDINARY TRANSACTIONS.

Except as otherwise permitted by this Agreement, since March 31, 1998, none of ITS PLC or any of the ITS Subsidiaries has (a) mortgaged, pledged or subjected to any Encumbrance any of its assets; (b) canceled or compromised any claim of or debts owed to it; (c) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (d) entered into any material transaction other than in the ordinary course of business; (e) experienced any material change in the relationship or course of dealing with any supplier, franchisee, customer or creditor; (f) suffered any material destruction, loss or damage to any of its assets; (g) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (h) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its stockholders; (i) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (j) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (k) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (l) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (m) issued or agreed to issue to any party, any shares of stock or other securities; (n) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (o) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of March 31, 1998 or agreed to do so otherwise than in accordance with contractual agreements with such parties; (p) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (q) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

Section 7.27  BOOKS AND RECORDS.

  The books of account, minute books, stock record books and other records of the ITS Subsidiaries are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of each of the ITS Subsidiaries accurately reflect all minutes of proceedings of and actions taken by its directors and each committee of its Board of Directors and all records of meetings of and actions taken by its stockholders that are required by applicable laws to be recorded in or reflected in the corporate records thereof. At Closing, all such books and records will be in the possession of the ITS Subsidiaries.


Section 7.28  BROKER AND FINDER FEES.

  Except as set forth in Section 9.9, ITS PLC has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against ITS PLC, any ITS Subsidiary, the Holding Company, Aero or any Aero Holder by any broker, finder or intermediary in connection with such transaction.


Section 7.29  ADEQUATE DISCLOSURE.

  No representation or warranty made by ITS PLC pursuant to this Agreement, or any statement concerning ITS PLC contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by ITS PLC or any of the ITS Subsidiaries pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


Section 7.30  NO ADVERSE CHANGE OR CONDITIONS.

  Except as expressly contemplated or permitted by this Agreement, since
March 31, 1998, each of the ITS Subsidiaries has conducted its business in the ordinary course and consistent with past practice, and none of the ITS Subsidiaries has suffered any change that has had a Material Adverse Effect on the ITS Subsidiaries, taken as a whole. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon the ITS Subsidiaries, taken as a whole.


                                  ARTICLE VIII
                      REPRESENTATIONS AND WARRANTIES OF AERO

  In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the exceptions set forth in the Aero Disclosure Letter, Aero represents and warrants to ITS PLC and the Holding Company that all of the following representations and warranties are as of the date of this Agreement and will be as of the Closing Date and immediately before the Effective Time true and correct:


Section 8.1  ORGANIZATION AND GOOD STANDING.

  Aero is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign limited liability company in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. Aero has the requisite corporate power to enter into, execute and deliver this Agreement.

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

Section 8.2  CAPITALIZATION OF AERO.

  8.2.1  Authorized Capital; Outstanding Membership Interests.

  The authorized limited liability company membership interests of Aero consists solely of (a) 2,000,000 Aero Common Membership Units, of which 2,000,000 Units have been issued and are outstanding, (b) 160,000 Class A Preferred Membership Units, of which no Units have been issued or are outstanding, and (c) 960,000 Aero Class B Preferred Membership Units, of which 960,000 Units have been issued and are outstanding. Except as disclosed in the Aero Disclosure Letter, Aero has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of Aero.


  8.2.2 No Obligations to Issue or Redeem Shares. Except as disclosed in the Aero Disclosure Letter, Aero is not subject to any commitment or obligation which would require the issuance or sale of shares of any equity interest at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Aero. Except as disclosed in the Aero Disclosure Letter, Aero has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

  8.2.3 Ownership of Shares. As of the date hereof the Aero Disclosure Letter contains a true, complete and accurate list of each of the record and beneficial owners of membership interests of Aero, together with the name and address of each such holder. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (a) restricting the transferability of any of the membership interests of Aero or (b) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.


Section 8.3  SUBSIDIARIES; INVESTMENTS.

Aero does not own any shares of capital stock or equity securities of, or any interest in any other entity.


Section 8.4  EXECUTION AND EFFECT OF AGREEMENT.

  Aero has the power to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Aero and constitutes and when executed and delivered hereunder by Aero, each of the Ancillary Agreements to which Aero is a party will constitute the legal, valid and binding obligation of Aero, fully enforceable against Aero in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.


Section 8.5  RESTRICTIONS.

  The execution and delivery by Aero of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the transactions contemplated hereby by Aero, and, subject to the due authorization and approval by the Aero Holders, the performance of the obligations of Aero hereunder, will not (a) violate any of the provisions of the operating agreement or articles of organization of Aero, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Aero, or (d) conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Aero is a party or to which any of any of the assets of Aero is subject.

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

Section 8.6  CONSENTS.

  No filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority or any third party is required to be made or obtained by Aero in connection with the execution and delivery of this Agreement, any Ancillary Agreement to which Aero is a party or any other document or instrument contemplated hereby to which Aero is a party, the consummation of any of the transactions contemplated hereby or the performance of Aero's obligations hereunder or thereunder.


Section 8.7  AERO FINANCIAL STATEMENTS.

  The Aero Disclosure Letter contains true and correct copies of the audited consolidated balance sheets of Aero and its subsidiary undertaking, American Aero Cranes, as at December 31, 1995, 1996 and 1997, and related statements of operations, cash flow and changes in members/divisional equity for the years ended December 31, 1995 and 1996, for the period from January 1, 1997 to September 18, 1997 and for the period from September 19, 1997 to December 31, 1997; the audited balance sheets of Titan Industries, Inc. as at June 30, 1996 and 1997, and related statements of operations, cash flows and changes in stockholders' equity for the years ended June 30, 1995, 1996 and 1997, for the period from July 1, 1997 to November 5, 1997, and for the period from November 6, 1997 to December 31, 1997; the audited combined balance sheets of Mobile Pulley & Machine Works, a division of IPC Industries, Inc., and Mobile Pulley Marine Services, a division of Mobile Pulley Marine Services, Inc., and related statements of earnings, cash flows and divisional equity as at December 31, 1995, 1996 and 1997 and for years then ended; and the unaudited consolidated balance sheet and related statement of operations of Aero as at July 31, 1998 and for the seven month period then ended (collectively, including the financial statements delivered by Aero pursuant to Section 6.7, the "Aero Financial Statements"). All of the Aero Financial Statements have been prepared in accordance with GAAP. All of the Aero Financial Statements have been prepared in a manner consistent with each other and the books and records of Aero, and fairly present in all material respects the financial condition and results of operations of Aero at the dates and for the periods indicated therein. The regular books of account of Aero fairly and accurately reflect all material transactions involving Aero, are true, correct and complete and have been prepared on a basis consistent with the Aero Financial Statements.


Section 8.8  DEBT.

  The Aero Disclosure Letter contains a true, complete and accurate listing as of the date hereof the original principal amount of all of the Debt of Aero, the remaining principal balance thereof, the interest rate(s) payable by Aero in respect thereof, if any, and the date(s) of maturity thereof. All of the Debt of Aero may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.


Section 8.9  GUARANTEES.

  The Aero Disclosure Letter contains a complete list of all Guarantees provided by Aero for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Aero or any party doing business with Aero.


Section 8.10  NO UNDISCLOSED LIABILITIES.

  Aero has no material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (a) liabilities or obligations to the extent expressly reflected on or reserved against in the Aero Balance Sheet or disclosed in the notes thereto, (b) liabilities or obligations of a type reflected on the Aero Balance Sheet and incurred in the ordinary course of business and consistent with past practices since July 31, 1998, and (c) liabilities or obligations which do not exceed $25,000 and which arise under the terms of the Material Contracts of Aero. Except as otherwise contemplated or permitted by this Agreement, no dividends or distributions have been declared on any membership interests of Aero which are unpaid.

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

Section 8.11  LITIGATION.

  There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Aero, threatened, by or before any court, any Governmental Authority or arbitrator, against Aero that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. There is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of the management of Aero, threatened, by or before any arbitrator, court, or other Governmental Authority, against Aero or involving any of the former or present employees, agents, businesses, properties, rights or assets of Aero, nor, to the knowledge of the management of Aero, is there any basis for the assertion of any of the foregoing. There are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator currently binding or effective against Aero or any of its former or present Employees, agents, properties or assets.


Section 8.12  PROPERTIES; ABSENCE OF ENCUMBRANCES.

  The Aero Disclosure Letter sets forth a complete list of all real property owned by or leased to Aero, and, with respect to all properties leased by Aero, a description of the term of such lease and the monthly rental thereunder. Aero is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Aero is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Aero has full legal and practical access to all such real property. Aero owns (with good and marketable title in the case of real estate) all the property and assets (whether real, personal, tangible or intangible) that they purport to own, including without limitation, all of the properties and assets reflected in the Aero Balance Sheet and all properties and assets purchased or otherwise acquired by Aero since July 31, 1998. Aero owns no properties or assets other than those set forth in the Aero Disclosure Letter. All material properties and assets reflected in the Aero Balance Sheet are free and clear of all Encumbrances, and are not, in the case of real property, subject to any rights of way, servitudes, use restrictions or limitations of any nature except (a) mortgage or security interests shown on the Aero Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event of that, with notice or lapse of time or both would constitute a default) exists, (b) liens for current taxes not yet due, (c) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property or impairs the operations of Aero and (d) zoning and other land use restrictions of general application that do not impair the present or anticipated use of the property.


Section 8.13  ACCOUNTS RECEIVABLE.

  All accounts receivable of Aero that are reflected on the Aero Balance Sheet or on the accounting records of Aero as of the Closing Date (collectively, the "Aero Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of Aero. Unless paid prior to the Closing Date, the Aero Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Aero Balance Sheet or on the accounting records of Aero as of the Closing Date. Such reserves are adequate and have been and will be calculated consistent with past practice. Such reserves as of the Closing Date will not constitute a greater percentage of the Aero Accounts Receivable on the Closing Date than such percentage of reserves reflected on the Aero Balance Sheet. As of the Closing Date, there will be no material adverse change in the composition of the Aero Accounts Receivable in terms of aging. Subject to such reserves, each of the Aero Accounts Receivable either has been or will be collected in full, without any set-off, within 120 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business of Aero relating to the amount or validity of such Aero Accounts Receivable.


Section 8.14  INVENTORY.

  All inventory of Aero, whether or not reflected in the Aero Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items below-standard quality, all of which have been written off or written down to net realizable value in the Aero Balance Sheet, or on the accounting records of Aero as of the Closing Date, as the case may be. All inventories not written off or written down have been

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

priced at the lower of cost or market. The quantities of each line of inventory (whether raw materials, work-in-progress, or finished goods) are not excessive, but are reasonable in the present circumstances of Aero.


Section 8.15  CONDITION AND SUFFICIENCY OF ASSETS.

  The buildings, plants, structures, and equipment of Aero are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of Aero are sufficient for the continued conduct of the businesses of Aero after Closing in substantially the same manner as conducted prior to Closing.


Section 8.16  INTELLECTUAL PROPERTY.

  8.16.1 List of Intellectual Property. The Aero Disclosure Letter sets forth a complete list of all Intellectual Property owned, used or licensed by Aero, together with the identity of the owner thereof, and all license agreements pursuant to which any Intellectual Property is licensed to or by Aero. Aero owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Aero has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof.

  8.16.2 No Infringement. Aero has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, or has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.


Section 8.17  MATERIAL CONTRACTS.

  8.17.1 List of Material Contracts. The Aero Disclosure Letter sets forth as of the date hereof a list of all material written, and a description of all oral, commitments, agreements or contracts to which Aero is a party or by which Aero is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements:
(a) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Aero; (b) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Aero of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (c) any single contract, purchase order or commitment providing for expenditures by Aero after the date hereof of more than $25,000 or which has been entered into by Aero otherwise than in the ordinary course of business; (d) agreements between Aero and suppliers to Aero pursuant to which Aero is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (e) any contract containing covenants limiting the freedom of Aero or any officer, director, or employee of Aero to engage in any line or type of business or with any person in any geographic area; (f) any commitment or arrangement by Aero to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (g) any commitments by Aero for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (h) any other contract, commitment, agreement, understanding or arrangement that the management of Aero deems to be material to the business of Aero.

  8.17.2 No Breaches or Defaults. Aero is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Aero has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Aero has no knowledge, has not received any notice to the effect, that any party with whom Aero has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.


Section 8.18  EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

  8.18.1 Plans and Arrangements. The Aero Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Aero or any ERISA Affiliate of Aero is a party or to which Aero or any ERISA Affiliate of Aero is obligated to contribute. None of the Employee Benefit Plans to which Aero or any ERISA Affiliate of Aero is a party, which Aero or any ERISA Affiliate of Aero sponsors or maintains or to which Aero or any ERISA Affiliate of Aero contributes is subject to the requirements of
Section 302 of ERISA or Section 412 of the Code.

  8.18.2 Compliance with Laws and Terms of Plans. Each Employee Benefit Plan and Benefit Arrangement to which Aero or any ERISA Affiliate of Aero is a party or to which Aero or any ERISA Affiliate of Aero is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. With respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

  8.18.3 Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Aero or any ERISA Affiliate of Aero is a party or to which Aero or any ERISA Affiliate of Aero is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Aero or any ERISA Affiliate of Aero have been paid or otherwise adequately accrued for or reserved against in the Aero Financial Statements.

  8.18.4 Arrearages and Employment Disputes. Aero is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the Aero Balance Sheet and there is no controversy pending, threatened or in prospect between Aero and any of its respective Employees nor is the management of Aero aware of any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Aero with respect to or relating to any of its respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Aero before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Aero, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

  8.18.5 Severance Obligations. All current employees of Aero may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Aero Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (a) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (b) result in the acceleration of the time of payment or vesting of any such benefits, or (c) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Aero or any ERISA Affiliate of Aero to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

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

  8.18.6 Compliance with Laws on Employment Practices. Aero has complied in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Aero, is not engaged in any unfair labor practice with respect to any of the current employees of Aero; and to the knowledge of Aero, none of the persons performing services for Aero or any ERISA Affiliate of Aero has been improperly classified as independent contractors or as being exempt from payment of wages or overtime.

  8.18.7 Collective Bargaining Agreements. None of the employees of Aero are subject to any collective bargaining agreement nor is Aero required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

  8.18.8 No Multi-Employer Plans. Neither Aero nor any ERISA Affiliate of Aero has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

  8.18.9 No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Aero or any ERISA Affiliate of Aero relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Aero ended December 31, 1997.

  8.18.10 No Unfunded Liabilities. Neither Aero nor any ERISA Affiliate of Aero has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Aero or any ERISA Affiliate of Aero.

  8.18.11 No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any Employee Benefit Plan previously sponsored, maintained or contributed to by Aero or any ERISA Affiliate of Aero, which could subject any such Employee Benefit Plan, Aero, or any ERISA Affiliate of Aero directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Aero nor any ERISA Affiliate of Aero have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of Aero or any ERISA Affiliate of Aero.

  8.18.12 Welfare Benefit Plans. (a) None of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (a) shall set forth (i) the number of individuals currently receiving such continuing benefits or coverage, (ii) the limit on liability with respect to such coverage, (iii) the terms and conditions of such coverage, and (iv) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (b) to the knowledge of the management of Aero, there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (c) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (d) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (e) neither Aero nor Aero International or ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at
Section 419(e) of the Code (such disclosure to include the amount of any such funding); (f) no such plan is intended to satisfy Code Section 125; (g) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (h) neither Aero nor any ERISA Affiliate of Aero maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

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

Section 8.19  TAX MATTERS.

  8.19.1 Tax Returns and Payment of Taxes. Aero has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax returns and reports and consolidated federal Income Tax Returns and state, local or foreign Income Tax Returns filed on a consolidated, unitary or combined basis, and Aero has paid all required Income Taxes and other Taxes (including any additions to Taxes, penalties and interest related thereto) due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between the date hereof and the Closing Date). Aero has paid, withheld, or accrued, or will accrue, on the Aero Financial Statements in accordance with an accrual method of accounting, consistently applied, any and all Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Aero has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Aero has collected all sales, use and value added Taxes and other withholding Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

  8.19.2 Tax Reserves. The amount of the liability of Aero for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of the liability of Aero for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the consolidated balance sheet of Aero as of the Closing Date.

  8.19.3 Audits; No Deficiencies Asserted. None of the Tax Returns of Aero have ever been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally), and all deficiencies asserted against Aero as a result of Tax Authority examinations have been paid or finally settled and no issue has been raised by any Tax Authority examination that, by application of the same principles, is likely to result in a proposed deficiency for any other period not so examined. No material deficiencies with respect to Taxes, additions to Tax, interest, or penalties have been proposed or asserted against and communicated to Aero, except those that have been paid in full and for those matters that would not result in liability being imposed against Aero.

  8.19.4 No Waivers of Limitations. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Tax against Aero. Aero has disclosed on its United States federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

  8.19.5 No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Aero with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Aero is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Aero Financial Statements.

  8.19.6 Special Tax Elections or Benefits. Aero is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. Except with respect to the State of Texas, where Aero is a "corporation" for purposes of state income taxation, Aero is a "partnership" for purposes of United States federal income taxation and state income taxation in all states in which its income is subject to taxation and has had the status of a "partnership" for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation or has been subject to taxation at all times since its formation. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of any of Aero.

  8.19.7 Disqualified Leasebacks. Aero is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

  8.19.8 Deferrals of Income. No income or gain of Aero has been deferred pursuant to Treasury Regulation (S) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (S) 1.1502-13T or 1.1502-14T.

  8.19.9 Tax Sharing and Similar Agreements. Aero is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

  8.19.10 No Non-Deductible Compensation Payments. Aero has not made any payments, and are not obligated to make any payments, that would not be deductible under Section 280G of the Code or is a party to any agreement that under certain circumstances could obligate it to make any such payments.


Section 8.20  ENVIRONMENTAL MATTERS.

  8.20.1 Compliance with Environmental Laws. The facilities presently or formerly occupied or used by Aero and any other real property presently or formerly owned by, used by or leased to or by Aero (collectively, the "Aero Property"), the existing and prior uses of such Aero Property and all operations of the businesses of Aero comply and have at all times complied with all Environmental Laws and neither Aero nor Aero International is in violation or has violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

  8.20.2 Permits, Registrations, Approvals and Licenses. Aero has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

  8.20.3 Spills, Discharges, Etc. of Hazardous Materials. There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Aero Property or into the environment surrounding such Aero Property of any Hazardous Materials.

  8.20.4 Generation, Manufacture, Etc. of Hazardous Materials. There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from Aero Property which have not been and are not stored and/or discharged in compliance with all Environmental Laws. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such Aero Property.

  8.20.5 Claims, Notices, Etc. There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or, to the knowledge of the management of Aero, threatened by any Governmental Authority or third party with respect to the business or any property of Aero (or any Constituent in interest) in connection with (a) any actual or alleged failure to comply with any requirement of any Environmental Law; (b) the ownership, use, maintenance or operation of the Property by any person; (c).the alleged violation of any Environmental Law; or (d) the suspected presence of any Hazardous Material thereon.


Section 8.21  COMPLIANCE WITH LAWS.

  Aero has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

Section 8.22  LICENSES AND PERMITS.

  Aero possesses all Permits necessary for the operation of its business. Aero has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of the management of Aero, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.


Section 8.23  INSURANCE.

  Aero has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Aero is not in default with respect to any provision contained in any insurance policy, nor has Aero failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Aero aware of any grounds therefor.


Section 8.24  EXTRAORDINARY TRANSACTIONS.

  Except as otherwise permitted by this Agreement, since December 31, 1997, Aero has not (a) mortgaged, pledged or subjected to any Encumbrance any of its assets; (b) canceled or compromised any claim of or debts owed to it; (c) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (d) entered into any material transaction other than in the ordinary course of business; (e) experienced any material change in the relationship or course of dealing with any supplier, franchisee, customer or creditor; (f) suffered any material destruction, loss or damage to any of its assets; (g) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (h) declared, set aside or paid any dividends on or made any distributions in respect of any membership interests or made any other distributions or payments to any of the members of Aero; (i) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (j) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (k) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (l) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (m) issued or agreed to issue to any party, any shares of stock or other securities; (n) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (o) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of December 31, 1997, or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(p) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (q) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.


Section 8.25  BOOKS AND RECORDS.

  The books of account, minute books, records of membership interests and other records of Aero are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Aero accurately reflect all minutes of proceedings of and actions taken by the managers of Aero and all records of meetings of and actions taken by the members of Aero that are required by applicable laws to be recorded in or reflected in the records thereof. At Closing, all such books and records will be in the possession of Aero.

Section 8.26  BROKER AND FINDER FEES.

  Except as set forth in Section 9.9, Aero has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against Aero, any Aero Holder, the Holding Company, ITS PLC or any ITS Subsidiary by any broker, finder or intermediary in connection with such transaction.


Section 8.27  ADEQUATE DISCLOSURE.

  No representation or warranty made by Aero pursuant to this Agreement, or any statement concerning Aero contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Aero pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


Section 8.28  NO ADVERSE CHANGE OR CONDITIONS.

  Except as expressly contemplated or permitted by this Agreement, since December 31, 1997, Aero each has conducted its business in the ordinary course and consistent with past practice, and Aero has not suffered any change that has had a Material Adverse Effect on Aero. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Aero.


                                   ARTICLE IX
              REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY

  To induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the exceptions set forth in the Holding Company Disclosure Letter, the Holding Company represents and warrants to ITS PLC, Aero and the Aero Holders that all of the following representations and warranties are as of the date of this Agreement and will be as of the Closing Date and immediately before the Effective Time true and correct:


Section 9.1  ORGANIZATION AND GOOD STANDING.

  The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Holding Company has the requisite corporate power to own and hold its properties, to conduct its business as it is now being conducted, to enter into, execute and deliver this Agreement, to issue, sell and deliver the shares of Common Stock of the Holding Company to be issued pursuant to the transactions contemplated by Article IV of this Agreement.


Section 9.2  AUTHORIZED CAPITAL STOCK.

  The authorized capital stock of the Holding Company consists of 105,000,000 shares, of which (a) 100,000,000 are classified as shares of Common Stock, $.01 par value per share, and (b) 5,000,000 are classified as shares of Preferred Stock, $1.00 par value per share. As of the date hereof, none of the shares of the Common Stock of the Holding Company have been issued by the Holding Company other than organizational shares subject to cancellation. Except as contemplated by this Agreement and (a) the obligation of the Holding Company to issue up to 7,750,000 shares of Common Stock pursuant to the exercise of the Series A Increasing Warrants, and to issue up to 3,000,000 shares of Common Stock pursuant to the exercise of the Series B Warrants, (collectively, the "Warrant Shares") (b) the obligation of the Company to issue up to 2,614,379 shares of Common Stock pursuant to the exercise of conversion rights by holders of the Series B Junior Subordinated Notes (assuming conversion of the entire principal amount) (the "Conversion Shares"), and (c) the reservation by the Company of 5,000,000 shares of Common Stock for issuance pursuant to the exercise of options that may be granted under the Stock Incentive Plan (the "Incentive Shares"), as of the Closing Date the Holding Company will be under no obligation to issue any of its shares of Common Stock or other equity securities pursuant to subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Holding Company, and as of the Closing Date, except for the Warrant Shares, the Conversion Shares and the Incentive Shares, no shares of Common Stock or other capital stock of the Holding Company will be reserved for possible future issuance. The Holding Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Holding Company (whether or not the Holding Company is a party thereto), except as set forth in this Agreement. The shares of Common Stock of the Holding Company to be issued pursuant to the transactions contemplated by Article IV of this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Encumbrances imposed by or through the Holding Company (other than restrictions imposed by federal and state securities laws). The issuance of the shares of Common Stock pursuant to the transactions contemplated by Article IV of this Agreement will not be subject to any preemptive or similar right of the stockholders of the Holding Company. The holders of shares of the Common Stock of the Holding Company following the issuance thereof pursuant to the transactions contemplated by Article IV of this Agreement will not be subject to personal liability for the debts and obligations of the Holding Company solely by reason of being the holders thereof.


Section 9.3  SUBSIDIARIES; INVESTMENTS.

  As of the date hereof, the Holding Company has no Subsidiaries, and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or
(ii) any interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise, and does not control, directly or indirectly, any other Person or entity.


Section 9.4  EXECUTION AND EFFECT OF AGREEMENT.

  The Holding Company has the power to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Holding Company and constitutes, and when executed and delivered hereunder by the Holding Company the Ancillary Agreements to which the Holding Company is a party will constitute the legal, valid and binding obligation of the Holding Company, enforceable against the Holding Company in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights including fraudulent conveyance laws and the exercise of judicial discretion in accordance with general principles of equity.


Section 9.5  RESTRICTIONS.

  The execution and delivery by the Holding Company of this Agreement and the Ancillary Agreements to which it is a party, the consummation by the Holding Company of the transactions contemplated hereby and the performance of the obligations of the Holding Company hereunder do not and will not (a) violate any of the provisions of the Certificate of Incorporation or Bylaws of the Holding Company, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, properties or rights of the Holding Company, or (d) conflict with, violate the provisions of, result in a breach of, give rise to a right of termination, modification or cancellation of, constitute a default under, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any agreement, indenture, mortgage, deed of trust, lease, agreement, note, bond, license, permit, authorization or other instrument to which the Holding Company is a party or to which the Holding Company is bound or subject.

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

Section 9.6  CONSENTS.

  No registration or filing with, notice to, consent or approval of, or other action by, any Governmental Authority or any third party is required to be made or obtained by the Holding Company in connection with the execution and delivery of this Agreement, any Ancillary Agreement to which the Holding Company is a party or any other document or instrument contemplated hereby to which the Holding Company is a party, the consummation of any of the transactions contemplated herein or the performance of any of the Holding Company's obligations hereunder or thereunder.


Section 9.7  LITIGATION.

  There is no action, suit, claim, proceeding, investigation or audit pending or, to the best of the Holding Company's knowledge, threatened against or affecting the Holding Company, at law or in equity, before or by any Governmental Authority.


Section 9.8  LOANS.

  The Holding Company has no outstanding loans or advances to any Person and is not obligated to make any such loans or advances. Except as set forth in this Agreement, the Holding Company has not incurred any obligation or liability to any Person for borrowed money.


Section 9.9  BROKER AND FINDER FEES.

  Except as set forth in this Section 9.9, the Holding Company has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company, ITS PLC, any ITS Subsidiary, Aero or any Aero Holder by any broker, finder or intermediary in connection with such transaction. ITS PLC, Aero and the Holding Company have collectively engaged the Advisor to render services to the parties in connection with the transactions contemplated by this Agreement, and have agreed with the Advisor as compensation for such services that the Holding Company shall issue and deliver to the Advisor at the Closing the Series B Warrants. Such delivery of the Series B Warrants shall constitute a Closing Delivery for the purposes of
Section 4.4.


Section 9.10  ADEQUATE DISCLOSURE.

  No representation or warranty made by the Holding Company in this Agreement, or any statement concerning the Holding Company contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by the Holding Company pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.


Section 9.11  BUSINESS OF THE HOLDING COMPANY.

  The Holding Company was incorporated under the laws of the State of Delaware on August 20, 1998. Except for the rights, obligations and liabilities of the Holding Company arising under this Agreement and its initial capitalization, and except for the rights and obligations of the Holding Company arising out of the engagements of legal counsel and the certified public accountants referred to in
Article III of this Agreement, as of the date of this Agreement, the Holding Company has no assets or liabilities or obligations, whether mature or unmatured, due or to become due, fixed or contingent.

                                   ARTICLE X
                         REPRESENTATIONS AND WARRANTIES
                              OF EACH AERO HOLDER

  In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, each Aero Holder, severally, represents and warrants to ITS PLC and the Holding Company that the following representations and warranties are as of the date of this Agreement and will be as of the Closing Date and immediately before the Effective Time true and correct:


Section 10.1  OWNERSHIP AND STATUS OF MEMBER INTERESTS.

  The Aero Holder is record and beneficial owner of the number of Aero Common Membership Units and/or the number of Aero Class B Preferred Membership Units set forth opposite the Aero Holder's name in Schedule 10.1, free and clear of all Encumbrances.


Section 10.2  EXECUTION AND EFFECT OF AGREEMENT.

  The Aero Holder has the power to enter into this Agreement and the Ancillary Agreement to which the Aero Holder is a party and to perform such Aero Holder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Aero Holder and constitutes and when executed and delivered hereunder by the Aero Holder and each of the Ancillary Agreements to which the Aero Holder is a party will constitute the legal, valid and binding obligation of the Aero Holder, enforceable in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.


Section 10.3  RESTRICTIONS.

  The execution and delivery by the Aero Holder of this Agreement and the Ancillary Agreements to which the Aero Holder is a party, the consummation of the transactions contemplated hereby by the Aero Holder and the performance of the obligations of the Aero Holder hereunder will not (a) violate or conflict with any Applicable Laws, (b) result in the creation of any Encumbrance on the Aero Common Membership Units or the Aero Class B Preferred Membership Units owned by the Aero Holder and listed opposite the Aero Holder's name in Schedule
10.1 or (c) conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which the Aero Holder is a party or to which any of the Aero Common Membership Units or the Aero Class B Preferred Membership Units owned by the Aero Holder and listed opposite the Aero Holder's name in Schedule 10.1 are subject.


Section 10.4  CONSENTS.

  No filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by the Aero Holder in connection with the execution and delivery of this Agreement, any Ancillary Agreement to which the Aero Holder is a party or any other document or instrument contemplated hereby to which the Aero Holder is a party, the consummation of any of the transactions contemplated hereby to which the Aero Holder is a party or the performance of the Aero Holder's obligations hereunder or thereunder.


Section 10.5  LITIGATION.

  There is no suit, claim, action or law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the Aero Holder, threatened, by or before any court, any Governmental Authority or arbitrator, against the Aero Holder that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby.


Section 10.6  BROKER AND FINDER FEES.

  The Aero Holder has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by the Aero Holder will cause or support any claim to be asserted against any Aero Holder, Aero, the Holding Company, ITS PLC or any ITS Subsidiary by any broker, finder or intermediary in connection with such transaction.


Section 10.7  ADEQUATE DISCLOSURE.

  No representation or warranty made by the Aero Holder pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement concerning the Aero Holder, or any certificate or document furnished or to be furnished by the Aero Holder pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


Section 10.8  INVESTMENT INTENT.

  The Aero Holder is acquiring, as the case may be, the Common Stock, the Series A Subordinated Debentures, the Series A Increasing Warrants and the Series B Junior Subordinated Notes for investment and without a view toward the distribution or resale of such securities.


Section 10.9  ACCREDITED INVESTOR.

  The Aero Holder is an Accredited Investor. The Aero Holder acknowledges that the Common Stock, the Series A Subordinated Debentures, the Series A Increasing Warrants and the Series B Junior Subordinated Notes have not been registered under the Securities Act. The Aero Holder acknowledges further that such securities will be "restricted securities" as that term is defined in Rule 144 of the Commission under the Securities Act; that they may not be resold or otherwise transferred except pursuant to an effective registration statement under the Act or an available exemption from registration; and that the certificates for such securities will bear the restrictive legend set forth in
Section 4.2.3(c).


                                   ARTICLE XI
                           TERMINATION OF AGREEMENT

Section 11.1  TERMINATION.

        (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date solely:

               (i) by the unanimous written consent of ITS PLC, Aero and the
            Holding Company;

               (ii) by any party if a material Breach has been committed by another party and such Breach has not been waived by the terminating party;

               (iii) (A) by ITS PLC if any of the conditions in Sections 5.1 or
            5.2 has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of ITS PLC to comply with its obligations in this Agreement) and ITS PLC has not waived such condition prior to the Closing Date;

                     (B) by Aero if any of the conditions in Sections 5.1 or 5.4 has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Aero to comply with its obligations in this Agreement) and Aero has not waived such condition prior to the Closing Date;

                     (C) by the Holding Company if any of the conditions in
            Sections 5.1 or 5.3 has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of the Holding Company to comply with its obligations in this Agreement) and the Holding Company has not waived such condition prior to the Closing Date;

                    (D) by any Aero Holder, if any of the conditions in Section
            5.1 or 5.5 has not been satisfied as of the Closing Date, or if satisfaction of such condition is or becomes impossible (other than through the failure of any Aero Holder to comply with its or his obligations in this Agreement) and the Aero Holder has not waived such condition prior to the Closing;

               (iv) by any of ITS PLC, Aero, the Holding Company or any Aero
            Holder if the Closing shall not have been consummated by the Termination Date, unless the failure of the Closing to be consummated results from the failure of the party seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to on the Closing Date; or

        (b) by any of ITS PLC, Aero, the Holding Company or any Aero Holder at any time after the Closing if the Closing shall be rescinded under Section 4.5.


Section 11.2  EFFECTS OF TERMINATION OF AGREEMENT.

  In the event that this Agreement shall terminate pursuant to the foregoing provisions of this Article, this Agreement shall become null and void and of no further force or effect, and thereafter, none of the parties hereto shall have any further obligation or liability hereunder, except (a) to the extent that such liability if based on the breach by a party of any of its representations, warranties, or covenants set forth in this Agreement, (b) as provided in Section
3.3 in regard to Transaction Expenses, and (c) the provision of Section 12.1 hereof relating to confidentiality shall remain binding upon the parties hereto for a period of five years following the date of the termination of this Agreement.


Section 11.3.  LIABILITY OF ITS PLC FOLLOWING TRANSFER OF ASSETS.

  The parties hereto agree that following completion of the transfer of the assets of ITS PLC by the Liquidators as contemplated by the Section 110 Agreement, ITS PLC shall be under no further obligations and shall incur no further liabilities under this Agreement and the parties hereto further agree to irrevocably and unconditionally release and/or waive ITS PLC from any and all claims, demands, actions and any other liabilities, howsoever arising, incurred by ITS PLC under this Agreement prior to or following such date of transfer.


                                  ARTICLE XII
                  OTHER COVENANTS AND AGREEMENTS OF THE PARTIES

Section 12.1  CONFIDENTIALITY.

  Each of the parties hereto for themselves and their respective officers, directors, employees, stockholders and representatives, shall hold in confidence all information, books, records and documents acquired from any other party hereto prior to, on, or after the date hereof in the course of negotiation of the transactions contemplated hereby or pursuant to the provisions hereof and will not disclose the same to any third party except as required by law or the rules and regulations or any regulatory authority, and except to the extent necessary to (a) respond to a subpoena, court order or other legal process, (b) comply with Applicable Laws, (c) establish a lawful claim or defense, or (d) obtain reasonably necessary advice of counsel. Should the transactions contemplated hereby not be consummated for any reason, each party shall promptly return to the other all originals and copies of such documents and other written information obtained from the other in the course of such negotiations or pursuant hereto and shall promptly destroy all evaluations and studies prepared by it or by any of its representatives on the basis of such information, books, records or documents.


Section 12.2 MAINTENANCE OF INDEMNITY PROVISIONS IN CHARTERS AND OPERATING AGREEMENTS.

  From and after the Closing, the Holding Company shall maintain in effect the indemnification provisions contained in the charters and operating agreements of each of the Constituent Companies as of the date hereof for a period of three years following the Closing, and will not seek to amend or modify such provisions without first obtaining the written consent of a majority of the Persons who were the directors or common members of such Constituent Companies immediately prior to the Closing, it being understood and agreed, however, that, prior to the expiration of such three year period, the Holding Company may merge or dissolve all or any of the Constituent Companies in any such manner as the Board of Directors of the Holding Company shall determine to be advisable, but, if it should do so, the Holding Company shall ensure that the charter or other organizational documentation pertaining to any successor to any Constituent Company shall contain provisions providing for the indemnification of the officers and directors of such Constituent Company substantially equivalent to the indemnification provisions contained in the charters and operating agreements of each of the Constituent Companies as of the date hereof.


Section 12.3  LIMITED LIABILITY COMPANY TAX MATTERS.

  12.3.1 Returns. All Tax Returns with respect to Taxes of Aero (or its income) shall be prepared and filed, and all such Taxes shall be paid, by the Person that is legally responsible therefor under the Applicable Law. Aero and the Holding Company, on one hand, and the Aero Common Holders, on the other hand, shall cooperate with each other and shall make available to the other all necessary books and records and timely take all action necessary to allow the other to prepare and file the Returns which they are responsible for preparing and filing under this Section 13.4.1. Aero, the Holding Company and Aero Common Holders shall take any action necessary to (a) cause Aero to be treated as a partnership under the Code and applicable state law at all times before the Closing Date and (b) cause the items of income, gain, loss, deduction and credit recognized by Aero to be allocated for income tax purposes between the portion of 1998 prior to the Closing and the portion of 1998 following the Closing based on the actual taxable events occurring during each such period.

  12.3.2 Interim Tax Distributions for 1998. On or before the Closing Date, the Aero Common Holders may cause Aero to distribute to the Aero Common Holders cash that, when combined with prior cash distributions made by Aero to the Aero Holders for the purpose of funding estimated tax payments by the Aero Common holders with respect to the 1998 fiscal year taxable income of Aero (all such distributions, the "Interim Tax Distributions"), shall not exceed the "Interim Tax Amount." The Interim Tax Amount shall be equal to 45% of the reasonable estimate of the Aero Common Holders of the taxable income of Aero for federal and state income tax purposes for the year beginning on January 1, 1998 and ending the day before the Closing Date (the "Stub Year").

  12.3.3 Final Tax Amount. On or before March 15, 1999, Aero shall deliver to each of the Aero Common Holders a Form K-1 for Aero's 1998 fiscal year, which shall in each case set forth the Aero Common Holder's distributive share of the income of Aero for the Stub Year. The "Final Tax Amount" with respect to each Aero Holder shall be equal to 45% of such distributive share reflected on the Form K-1. Within 10 days after delivery of the Schedule K-1, Aero shall pay to each Aero Common Holder in cash the amount, if any, by which the Final Tax Amount for such Aero Holder exceeds the Interim Tax Distributions received by such Aero Common Holder.

  12.3.4 Refunds. The Aero Common Holders shall pay to Aero any refund received (whether by payment, credit, offset or otherwise) after the Closing Date by the Aero Common Holders of any Taxes attributable to the Stub Year. The parties shall cooperate in order to take all necessary steps to claim any such refund.

  12.3.5 Interim Tax Distribution for 1997. On or before the Closing Date the Aero Common Holders may cause Aero to distribute to the Aero Common Holders cash that, when combined with prior cash distributions made by

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

Aero to the Aero Common Holders for the purpose of funding estimated tax payments by the Aero Common Holders with respect to the 1997 fiscal year taxable income of Aero, shall not exceed the aggregate amount of taxes due by the Aero Common Holders with respect to such Aero income.


                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.1  ENTIRE AGREEMENT.

  This Agreement, together with the Collateral Agreements, constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and are merged herein and are superseded and canceled by this Agreement.


Section 13.2  AMENDMENT AND WAIVER.

  This Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit thereof. The failure of any party hereto to insist upon strict performance of or compliance with the provisions of this Agreement shall not constitute a waiver of any right of any such party hereunder or prohibit or limit the right of such party to insist upon strict performance or compliance at any other time.


Section 13.3  BINDING AGREEMENT AND SUCCESSORS.

  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


Section 13.4  ASSIGNMENT.

  This Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, by any party without the prior written consent of the other parties hereto.


Section 13.5  NO THIRD PARTY BENEFICIARIES.

  Nothing in this Agreement is intended to confer any rights or remedies upon any Person.


Section 13.6  CLOSING COMMITTEE.

  Aero and ITS irrevocably make, constitute and appoint as their exclusive agent and attorney-in-fact to act on their behalf with respect to any and all matters, claims, controversies or disputes arising out of the terms of this Agreement, the individuals named below as the Representative (each a "Representative") of the indicated party.



       PARTY          REPRESENTATIVE
       -----          --------------


       Aero          McGowin I. Patrick, Jr.
       ITS PLC       Hon. Robert A. Rayne

The Representatives shall constitute the Closing Committee. In the event of the death, resignation or incapacity of any Representative, the majority of the individuals who comprised the board of directors of ITS PLC immediately prior to the Closing and the members who held a majority of the membership interest in Aero immediately prior to the execution of this Agreement shall appoint a successor Representative of ITS PLC and Aero, respectively, and provide notice of such appointment to the Holding Company, provided that, if a successor Representative is not so appointed within 15 days of the death, resignation or incapacity of any Representative, the Board of Directors of the Holding Company may appoint as such successor Representative any individual who is a member of the Board of Directors of ITS PLC or was a member of Aero immediately prior to the execution of this Agreement by providing notice of such appointment to ITS PLC and Aero. The Holding Company shall have the right to rely upon any actions taken or omitted to be taken by the Representative as being the act or omission of each applicable party, without the need for any inquiry and any such actions or omissions of the Representative shall be binding upon the applicable party. The Representatives shall not be liable to the parties hereto for any action taken or omitted by the Representatives in good faith and in no even shall the Representatives be liable or responsible except for their own gross negligence or willful misconduct. In no event shall the Representatives be responsible or liable for special, indirect or consequential loss or damages of any kind, regardless of the form of action.


Section 13.7  AERO HOLDERS REPRESENTATIVE.

  McGowin I. Patrick, Jr. shall serve as the Aero Holders Representative (the "Aero Holders Representative"). Each Aero Holder by the execution of this Agreement, hereby irrevocably appoints the Aero Holders Representative as his or its agent, proxy and attorney-in-fact for all purposes of this Agreement, including, without limitation, full power and authority (a) to receive payment of the Aero Exchange Consideration on behalf of such Aero Holder; (b) to execute and deliver all certificates required of the Aero Holders hereunder; (c) to receive all communications to the Aero Holders required or permitted hereunder;
(d) to give all notices, consents and approvals required or permitted to be given by the Aero Holders hereunder; (e) to take all other actions to be taken by or on behalf of the Aero Holders in connection with the transactions contemplated hereby; and (f) to do each and every act and exercise any and all rights which the Aero Holders (individually or collectively) are permitted or required to do or exercise under this Agreement. Each Aero Holder agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Aero Holders Representative. In performing his or her duties as such, the Aero Holders Representative shall not incur any liability to any Aero Holder except for his or her gross negligence or willful misconduct.


Section 13.8  SURVIVAL.

  The representations and warranties made by the parties to this Agreement shall terminate and expire effective as of the Closing, provided that each of the covenants of the parties contained in or made by the parties pursuant to the terms of this Agreement which are to be performed by the parties at and after the Closing, shall survive the Closing until the same shall have been performed or discharged in full.


Section 13.9  EFFECT OF DUE DILIGENCE.

  Notwithstanding any investigation or audit conducted by any of the parties to this Agreement prior to the Closing, each of the parties to this Agreement shall be entitled to rely upon the representations and warranties made by the other parties pursuant to this Agreement, and such representations and warranties shall not be deemed to have been waived or otherwise affected by any such investigation or audit or any knowledge attributable to any party.


Section 13.10  NOTICES.

  Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) three days after being deposited in the mail, postage prepaid, certified or registered mail, (ii) on the next business day after delivery to a reputable overnight delivery service such as Federal Express, or (iii) upon personal delivery if delivered or addressed to the addresses set forth below or to such other address as any party may hereafter specify by written notice to the other parties hereto:

        (a) If to INTERNATIONAL TOOL AND SUPPLY PLC prior to the Closing, delivered or mailed to 61 Woodside Road, New Malden, Surrey KT3 3AW,
     Attention: Board of Directors, with a copy delivered or mailed to Phillip
     M. Renfro, Fulbright & Jaworski L.L.P., 300 Convent Street, Suite 2200, San Antonio, TX 78205;

        (b) If to AERO INTERNATIONAL, L.L.C., delivered or mailed to 300 St. Francis Street, Mobile, AL 36602, Attention: McGowin I. Patrick, Jr., with a copy delivered or mailed to Harry M. Zimmerman, Jr., Adams and Reese, LLP, 4500 One Shell Square, New Orleans, Louisiana 70139;

        (c) If to OFFSHORE TOOL & ENERGY CORPORATION, delivered or mailed to 300 St. Francis Street, Mobile, AL 36602, Attention: McGowin I. Patrick, Jr., with a copy delivered or mailed to Harry M. Zimmerman, Jr., Adams and Reese, LLP, 4500 One Shell Square, New Orleans, Louisiana 70139.

        (d) If to the AERO HOLDERS or any AERO HOLDER, delivered or mailed to 300 St. Francis Street, Mobile, AL 36602, Attention: McGowin I. Patrick, Jr., with a copy delivered or mailed to Harry M. Zimmerman, Jr., Adams and Reese, LLP, 4500 One Shell Square, New Orleans, Louisiana 70139


Section 13.11  FURTHER ASSURANCES.

  The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.


Section 13.12  ARTICLES AND SECTION HEADINGS.

  The Article and Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.


Section 13.13  GOVERNING LAW.

  This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Texas, without regard to its principles of conflict of laws.


Section 13.14  CONSTRUCTION.

  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement and any and all agreements and instruments contemplated hereby, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. The Exhibits and Schedules to this Agreement constitute a substantive part of this Agreement and are hereby incorporated into this Agreement by this reference.


Section 13.15  COUNTERPARTS.

  This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


Section 13.16   TIME OF THE ESSENCE.

  Time is of the essence with respect to each and every term and provision of this Agreement.


Section 13.17  ENFORCEMENT OF THE AGREEMENT.

  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to any injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity. In addition, each of the parties hereto consents to submit itself to the personal jurisdiction of any federal or state court sitting in the State of Texas in the event any dispute arises out of this Agreement and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.


Section 13.18  SEVERABILITY.

  If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth in the preamble to this Agreement.


                                        OFFSHORE TOOL & ENERGY CORPORATION


                              By:       /s/ McGowin I. Patrick, Jr.
                                        --------------------------------

                              Name:
                                        --------------------------------

                              Title:
                                        --------------------------------


                                        INTERNATIONAL TOOL AND SUPPLY PLC



                              By:       /s/ Greg E. O'Brien
                                        --------------------------------



                              Name:
                                        --------------------------------


                              Title:
                                        --------------------------------


                                        AERO INTERNATIONAL, L.L.C.



                              By:       /s/ McGowin I. Patrick, Jr.
                                        --------------------------------



                              Name:
                                        --------------------------------


                              Title:
                                        --------------------------------

                                        AERO HOLDERS:

                                        IPC INDUSTRIES, INC.


                              By:       /s/ McGowin I. Patrick, Jr.
                                        --------------------------------

                              Name:
                                        --------------------------------

                              Title:
                                        --------------------------------

                                        MOBILE PULLEY MARINE SERVICES, INC.


                              By:       /s/ Clifton C. Inge, Jr.
                                        --------------------------------

                              Name:
                                        --------------------------------

                              Title:
                                        --------------------------------

                                            /s/ Byron A. Adams, Jr.
                                        --------------------------------
                                        Byron A. Adams, Jr.


                                            /s/ Thomas W. Pritchard
                                        --------------------------------
                                        Thomas W. Pritchard


                                             /s/ W. Steven McKenzie
                                        --------------------------------
                                        W. Steven McKenzie

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